UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
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ALBEMARLE CORPORATION
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that Albemarle Corporation’s 2019 Annual Meeting (the “Annual Meeting”) of Shareholders will be held at Albemarle Corporation, 4250 Congress Street, Charlotte, North Carolina 28209, on Tuesday, May 7, 2019, at 7:00 a.m., Eastern Time, for the following purposes:

1.	To consider and vote on a non-binding advisory resolution approving the compensation of our named executive officers;

2.	To elect the eleven nominees named in the accompanying Proxy Statement to the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified;

3.	To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	To conduct any other business which may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on Friday, March 8, 2019, are entitled to receive notice of and vote at the Annual Meeting.
To ensure your vote is counted, you are requested to vote your shares promptly, regardless of whether you expect to attend the Meeting. Voting by the internet or telephone is fast and convenient, and your vote is immediately tabulated. In addition, by using the Internet or telephone, you help reduce our postage and proxy tabulation costs. You may also vote by completing, signing, dating and returning by May 6, 2019 the proxy enclosed with paper copies of the materials in the postage-paid envelope provided.
This year, we are again electronically disseminating Annual Meeting materials to some of our shareholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Shareholders to whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.
If you are present at the Annual Meeting, you may vote in person even if you already have voted your proxy by internet, telephone or mail. Seating at the Annual Meeting will be on a first-come, first-served basis.
By Order of the Board of Directors
Karen G. Narwold, Secretary
March 26, 2019

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting. Throughout the Proxy Statement, “we,” “us,” “our,” “the Company” and “Albemarle” refer to Albemarle Corporation, a Virginia corporation.
Annual Meeting
Date and Time:                    Place:
Tuesday, May 7, 2019                    Albemarle Corporation
7:00 a.m., Eastern Time                4250 Congress Street
Charlotte, North Carolina 28209
Voting Matters
The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

Proposal		Board Vote Recommendation
#1	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	FOR
#2	Election of Directors	FOR each Nominee
#3	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2019	FOR

Our Business

Business Segments
Lithium	Bromine Specialties	Catalysts
-- Energy Storage -- Glasses and Ceramics -- Greases and Lubricants -- Pharmaceutical Synthesis	-- Flame retardants -- Industrial water treatment -- Completion fluids for oilfield -- Plastic and synthetic rubber -- C3Ag and pharma synthesis	-- Fluid Cracking Catalysts -- Clean Fuels Technologies -- Organometallics & Curatives

Our Strategy

•	Organically grow Lithium production capacity: 165,000 MT LCE by 2021

•	Expand Catalysts segment through targeted research and development

•	Support Lithium segment growth through strong cash flow from mature businesses

•	Support growth through productivity and operational excellence

2018 Company Performance

•	Our 3-year Total Shareholder Return for 2016-2018 of 73% positioned Albemarle at the 87th percentile of our peer group

•
Double-digit Net Sales, Adjusted EBITDA and Adjusted EPS growth compared to 2017, supported by nearly 20% growth in Lithium segment and double-digit Adjusted EBITDA growth in Bromine and Catalysts segments

•	Signed definitive agreement to form Lithium Hydroxide JV with Mineral Resources Limited

•	Completed two accelerated share repurchases in 2018 totaling $500 million in value

Governance Highlights
We believe good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that best serve the interests of our Company and its shareholders. Our Board of Directors (the “Board of Directors” or the "Board") monitors developments in governance best practices to ensure it continues to meet its commitment to thoughtful and independent representation of shareholder interests. The following table summarizes certain corporate governance practices and certain facts about the Board:

Governance Practices
Annual Election of all Directors	Longstanding Commitment to Sustainability and Corporate Responsibility	Policies Prohibiting Hedging, Short Sale and Pledging Company Stock by Directors and Employees
Resignation Policy for Directors Not Receiving Majority Approval	Board and Committee Authority to Retain Independent Advisors	No Shareholder Rights Plan (Poison Pill)
Policy Requiring Directors to Not Stand for Re-election in the Year in Which They Reach 72 Years of Age	Regular Executive Sessions of Independent Directors	Robust Stock Ownership Guidelines (6X Salary for CEO)
Compensation Recovery Policy (Clawback Policy)	Risk Oversight by Full Board and Committees	Annual Board and Committee Evaluation Process led by Lead Independent Director

Director Nominees: Key Facts
Less than 5 years average tenure	10 of 11 are independent	45% ethnic and gender diversity	45% have CEO or COO experience

CEO Compensation

•	Target Total Direct Compensation is 9% below the median of the peer group

•	Pay mix: 86% of CEO pay is based on company performance

•	CEO pay shows a strong correlation between 3 year relative realizable pay and 3 year relative total shareholder return

COMPENSATION DISCUSSION AND ANALYSIS
The following pages describe Albemarle’s executive compensation program and the compensation decisions made by the Executive Compensation Committee (the “Committee”) for our Named Executive Officers ("NEOs") listed below.(1)

NEO	Title
Luther C. Kissam IV	Chairman, President and Chief Executive Officer
Scott A. Tozier	Executive Vice President, Chief Financial Officer
Karen G. Narwold	Executive Vice President, Chief Administrative Officer and Corporate Secretary
Donald J. LaBauve, Jr.	Vice President, Corporate Controller and Chief Accounting Officer
Matthew K. Juneau	Former Executive Vice President, Corporate Strategy and Investor Relations
(1)Mr. Juneau retired in March 2018.

EXECUTIVE SUMMARY

Compensation Program Highlights

•	86% of CEO target total direct compensation is incentive-based

CEO compensation over a three-year period shows a strong correlation between realizable pay and total shareholder return relative to our Peer Group, with our performance rank well aligned with our pay rank.

•
Performance metrics were aligned with our Peer Group and our company goals: annual Adjusted EBITDA(1) and Adjusted Cash Flow from Operations(1) and Relative Total Shareholder Return (“TSR”) measured over a 3-year performance period.(1)

•	Focused Peer Group of similarly-sized companies.
___________________________________________________

(1)	See pages 13-16 for a discussion of how Adjusted EBITDA, Adjusted Cash Flow from Operations and TSR are calculated.

Aligning Our Incentives With Our Strategy and Shareholder Interests
We seek to align our executive compensation program with shareholder interests and our business strategy. This means keeping the foundation of our program focused on performance-based pay that supports our strategy and the related metrics of relative TSR, Adjusted EBITDA and Adjusted Cash Flow from Operations.
Shareholder Alignment:  In May 2018, the Company held our annual shareholder advisory vote to approve the compensation paid to our NEOs in 2017, which resulted in approximately 92% of the votes cast approving such compensation.
In the fall of 2018 we continued our annual engagement with our shareholders. This engagement gave us a basis for further evaluation of our practices in executive compensation and corporate governance. This initiative was led by a group of senior officers of the Company, acting on behalf, and at the request, of the Committee, by reaching out to shareholders holding 64% of our outstanding shares. Out of those shareholders who elected to engage with us (representing approximately 36% of our outstanding shares), we organized follow-up calls. This outreach reflects our commitment to understand and address key issues of importance to our shareholders. In line with the high support for our executive compensation program as expressed in the 2018 annual shareholder advisory vote to approve our NEO compensation, shareholders continued their support for our compensation program and the changes made over the past few years.
In considering investor feedback, our evolving business needs, and in furtherance of our desire to continue to link executive pay to performance, the Committee approved the following changes to our executive compensation program for 2019.

Shareholder Feedback	Changes to our Executive Compensation Program
Shareholders expressed a preference to cap the payout opportunity at 100% for our performance-based equity awards based on total shareholder return where, in absolute terms, total shareholder return is negative.
Starting with grants issued in 2019, we include a payout cap of 100% on Relative Total Shareholder Return (RTSR) payouts if, in absolute terms, total shareholder return is negative.
Given our higher than historical investments in capital in support of our business strategy, shareholders have expressed a preference to include a return on capital performance metric in our equity incentive program.

Starting in 2019, our performance based equity will be equally split between RTSR and ROIC. ROIC was chosen as additional performance measure to ensure alignment between our expected return on capital (as we enter a period of higher investments) and long term payout opportunities for our executives.

Pay for Performance: 2018 Compensation Outcomes
CEO Pay At-A-Glance: Realizable Pay Relative Degree of Alignment
We believe our CEO’s total compensation reflects a pay opportunity commensurate with median levels among our Peer Group and aligns payout opportunities with the company's long-term performance. Realizable Pay Relative Degree of Alignment (“RPRDA”) is an important measure the Committee uses to assess whether realizable pay is commensurate with the total shareholder return achieved by shareholders relative to our Peer Group.
The RPRDA compares the percentile ranks of the CEO’s three-year realizable pay and the Company’s three-year TSR performance relative to the Peer Group. The RPRDA is equal to the difference between the combined performance rank minus the combined pay rank.
Realizable pay captures the following elements of compensation for the three-year period:

•	Base salary in the year it is earned;

•	Annual incentive compensation paid for the year it is earned;

•
“In-the-money” value of outstanding equity awards granted during the period, calculated based on stock price at year-end rather than the grant date fair value. The use of an end-of-year stock price directly correlates the value of an executive’s equity with the return our shareholders receive from investing in our common stock over the same period;

◦	Stock Options: calculated using intrinsic value (closing stock price less strike price);

◦	Restricted Stock: calculated using face value (closing stock price);

◦	Performance Stock Units for awards granted and earned during the period: calculated using face value based on actual performance;

◦	Performance Stock Units for awards granted and not earned (due to incomplete performance periods): calculated using face value at target performance.
Albemarle has used relative TSR as its long-term performance measure since 2014. Since then we have consistently measured RPRDA. The following table shows Albemarle's percentile rank relative to the peer group for the 3-year periods starting in 2014. No compensation data is included for the 2016-2018 period as such data cannot be obtained until after peer group company proxies are available in 2019.
The following table shows Mr. Kissam’s RPRDA for the 3-year periods, with both relative TSR and CEO compensation ranked in the 4th quartile of the peer group, showing a strong alignment between realizable pay and TSR over the three-year periods.

3-Year Period	Realizable Pay	Relative Total Shareholder Return	Realizable Pay Relative Degree of Alignment
	Percentile Ranking	Percentile Ranking
2016-2018	Not available yet	87%	Not available yet
2015-2017	88%	100%	12%
2014-2016	88%	81%	(7)%

THE EXECUTIVE COMPENSATION PROGRAM IN DETAIL
Compensation principles
The Committee designs and oversees the Company’s compensation policies and approves compensation for our NEOs. Our overarching goal is to create executive compensation plans that incent and are aligned with the creation of sustained shareholder value. To accomplish this, our plans are designed to:

•
Support our Business Strategy – We align our programs with business strategies focused on long-term growth and sustained shareholder value. Our plans provide incentives to our NEOs to overcome challenges and exceed our Company goals.

•
Pay for Performance – A large portion of our executive pay is dependent upon the achievement of specific corporate, business unit and individual performance goals. We pay higher compensation when goals are exceeded and lower compensation when goals are not met.

•	Pay Competitively – We set target compensation to be at or around the market median relative to the companies that make up our Peer Group.

•	Discourage Excessive Risk-taking – Our compensation programs are balanced and designed to discourage excessive risk-taking.
Compensation principles are aligned with good governance practices and pay for performance
Below is a list of things that we do and don’t do in order to ensure that our program reflects good governance practices and pay for performance.

What We Do	What We Don’t Do
We balance short-term and long-term compensation, designed to discourage short-term risk taking at the expense of long-term results. 67% of our CEO total direct compensation is equity based.	No excessive perquisites are provided to any NEO.
We make performance-based compensation a significant component of each NEO’s total compensation. 57% of CEO long term equity is performance based.	No stock option re-pricing without shareholder approval or discounted stock options are permitted under our 2017 equity plan.
We employ longer than peer group median vesting periods in our annual LTIP grants, which encourage executive retention and a long-term perspective (see page 17).	No excise tax gross-ups for change of control payments are provided to any NEO.
We require above peer group median stock ownership for our NEOs.	No hedging and short selling of our shares by our NEOs or Directors.
The Committee uses an independent executive compensation consultant who reports directly to the Committee.
We have a clawback policy for the recovery of cash and non-cash compensation in the event of NEO misconduct which results in a financial restatement.
We have an annual frequency of our advisory vote on executive compensation (say-on-pay).
We require a double trigger for equity to vest following a Change in Control (CIC).

The components of our executive compensation program
We provide our NEOs with the following components of compensation:

Annual	Annual base salary and annual cash incentive opportunities.
Long-Term	Long-term incentive awards for our NEOs comprise a combination of 50% Performance Stock Units (PSUs), 25% Restricted Stock Units (RSUs), and 25% stock options.
Benefits	Various health and welfare benefits, including health and life insurance, retirement benefits and savings plan that are generally available to all our employees.
Post-Termination Benefits	Severance and change in control benefits.

For each NEO, the Committee reviews and approves annually each component of compensation and the resulting total compensation. The Committee benchmarks the individual components of compensation and total compensation to our Peer Group. In setting the compensation for each NEO, the Committee also considers other factors, including the scope and complexity of his or her position, level of performance, skills and experience and contribution to the overall success of the Company. As a result, we do not set compensation for our NEOs in a formulaic manner.
Our compensation program is designed to focus our NEOs on long-term success
We design our compensation programs to keep our NEOs focused on the long-term success of our Company by making a substantial portion of their compensation subject to the achievement of specific performance measures, requiring NEOs to hold a significant amount of Company stock during the term of their employment and granting stock-based awards with multi-year vesting periods.
The performance period covered by our PSU grants is three years, with the vesting of any award earned occurring in two equal tranches – the first tranche after the end of the third year of the performance period and the second tranche on the first January 1 after the end of the performance period. PSUs issued in 2018 were based 100% on relative TSR as compared to our Peer Group. PSUs granted in 2019 were based on relative TSR as compared to our Peer Group and ROIC, each with equal weighting. The Committee chose these measures to provide a strong linkage between the rewards for our leaders and the returns experienced by our shareholders, and also because these measures were thought to be well aligned with the longer three-year performance period and the higher level of investments in capital for that period.
RSUs have a minimum vesting period of three years and also vest in two equal tranches – the first tranche at the third anniversary of the Grant Date and the second tranche at the fourth anniversary of the Grant Date.
Stock option grants made after 2015 cliff vest at the third anniversary of the Grant Date. These awards reinforce the focus of our NEOs on the long-term success of the Company by aligning their personal financial success with that of our shareholders.

Competitive Compensation – Peer Group
The committee uses a peer group to align executive compensation with comparable positions within that peer group. We use the following criteria for selecting peer companies that we include in our compensation peer group.

Criteria for selecting peer companies	How we use the compensation peer group
Companies with the same eight-digit GICS code as Albemarle	As an input in designing compensation plans, benefits and perquisites
Comparable size based on revenue of approximately 0.5-2.0 times that of Albemarle	As an input in developing base salary ranges, annual incentive targets and long-term awards
Market capitalization of approximately 0.25-4.0 times that of Albemarle	To benchmark total direct compensation, including the pay mix

We use industry and revenue as our two main indicators for determining our peers. We believe that using an industry-specific group companies with similar revenue is appropriate because it provides us with the best comparisons for competitive compensation offered by publicly held companies with similar business challenges and the type of leadership talent needed to achieve success over the long-term. We consider market value as an important factor for peer selection, but believe that market value should be balanced with sales (which are less volatile and a better predictor of compensation levels).
In setting base salaries, target total cash compensation and target total direct compensation, the Committee generally focused on the median of the last reported data from the 2018 Peer Group. The Committee also referred to survey information from nationally recognized compensation surveys.
For 2018, Albemarle used the same Peer Group that it used in 2017. Our selected 2018 Peer Group (the "2018 Peer Group") consists of 17 chemical companies.

2018 Peer Group
Ashland Inc. Cabot Corporation The Chemours Company Celanese Corporation CF Industries Holdings, Inc. FMC Corporation	H. B. Fuller Company W. R. Grace & Co. International Flavors & Fragrances, Inc. Koppers Holdings Inc. The Mosaic Company	Minerals Technologies Inc. Olin Corporation PolyOne Corporation RPM International Inc. A. Schulman, Inc. Scotts Miracle-Gro Company

NEO Target and Actual Compensation
The Committee does not rely exclusively on the Peer Group data or survey data in establishing target levels of compensation, or employ a rigid or formulaic process to set compensation levels. The Committee does utilize the Peer Group data and survey data as one of many tools. In setting compensation levels, the Committee considers the following factors:

•	The competitive data (Peer Group and other survey data), focusing on the median data as a starting point;

•	Each NEO’s performance;

•	Each NEO’s scope of responsibility and impact on the Company’s performance;

•	Internal equity – NEO’s compensation relative to his or her peers, direct reports and supervisors;

•	The recommendations of the Board’s independent executive compensation consultant, Pearl Meyer, with respect to the NEOs; and

•	The CEO’s recommendations for his direct reports.
The Committee evaluates the performance of each NEO in light of our overall financial performance (as described in greater detail below) and non-financial performance goals and strategic objectives approved by the Committee and the Board of Directors. For 2018, as in past years, the Committee structured a compensation package for our NEOs comprised of base salary and benefits coupled with annual and long-term incentives, which we believe provides an appropriate mix of financial security, risk and reward.
2018 Base Salaries
Base salary provides our NEOs with a basic level of financial security and supports the Committee’s objectives in attracting and retaining top talent. Base salaries for our NEOs other than the CEO are recommended by our CEO and are reviewed and approved by the Committee. Base salary for our CEO is recommended and approved by the Committee. For 2018 the Committee decided to keep base salary for the CEO at the same level as in 2017.

Executive Officer	2017 Year-End Base Salary	2018 Increase in Annual Base Salary	2018 Annual Base Salary
Luther C. Kissam IV
Chairman, President and Chief Executive Officer	$1,000,000	$—	$1,000,000
Scott A. Tozier
Executive Vice President, Chief Financial Officer	$560,000	$28,000	$588,000
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and Corporate Secretary	$485,000	$24,250	$509,250
Donald J. LaBauve, Jr.
Vice President, Corporate Controller and Chief Accounting Officer	$293,429	$10,571	$304,000
Matthew K. Juneau
Former Executive Vice President, Corporate Strategy and Investor Relations	$427,000	$—	$427,000

2018 base salaries for each of the NEOs were determined in recognition of the responsibilities of their positions, their contributions to the success of the Company and their relative position to the peer group of companies. Salary increases went into effect on April 1, 2018. The Committee believes that each NEO’s salary was reasonable and appropriate.
Purpose and key features of the 2018 Annual Incentive Program (AIP)
The Committee designed the AIP to provide both an incentive to achieve, and a reward for achieving, our annual goals and objectives. Each year, the Committee and the Board approve the performance goals under the AIP. These performance goals are intended to ensure that our NEOs execute on short-term financial and strategic initiatives that drive our business strategy and long-term shareholder value.

For 2018, the Committee established the following Company performance measures and weightings for the AIP:

Metrics	Weight
Adjusted EBITDA	60%
Adjusted Cash Flow from Operations	30%
Stewardship	10%
Total	100%

Rationale behind the performance metrics
The Committee chose these performance metrics to align the AIP with our 2018 goals and objectives. The Committee chose the relative weights of the performance measures based on the desire to emphasize financial results while maintaining a focus on non-financial objectives.
The Committee chose Adjusted EBITDA and Adjusted Cash Flow from Operations as the 2018 AIP metrics because they were considered the key measures of financial performance in the Company’s 2018 annual operating plan.

•
The level of Adjusted EBITDA aligned with the Target payout level was set by the Committee at the 2018 operating plan amount. Adjusted EBITDA is defined as total Albemarle earnings before interest, tax, depreciation and amortization, as adjusted for non-recurring, non-operating and special items.

•
The Committee focuses on Adjusted Cash Flow from Operations as a performance measure aligned with our objectives of generating cash for debt reduction and growth. The level of Adjusted Cash Flow from Operations aligned with the Target payout level was set by the Committee at the 2018 operating plan amount. Adjusted Cash Flow from Operations is defined as cash from Operations as reported on our Statement of Cash Flows, adjusted for pension contributions, joint venture earnings distribution timing, non-recurring and one-time or unusual items.

•	The superior performance levels for both of these metrics were set at levels by the Committee that were believed to be realistic, but only as the result of exceptional performance.

•
Stewardship metrics were included because they are critical to our license to operate and consistent with our values. These objectives were ambitious, as the Committee set a quantitative target and superior levels of performance for each of these metrics at levels that required year-over-year improvement, with no payout earned for any one individual Stewardship metric if target performance for that metric was not achieved.

The Committee may take into account extraordinary or infrequently occurring events, or significant corporate transactions in deciding to adjust the results used to determine whether or not the AIP objectives have been met. The Committee retains the right to exercise discretion in determining the final level of the awards paid, in order to ensure that the AIP remains consistent with its stated objectives. In the last 10 years the Committee has not used its discretion in determining the achievement of the company performance metrics.

Individual performance modifiers
At the beginning of 2018, individual objectives were set for each NEO. Individual performance was evaluated by comparing actual performance to the pre-established leadership objectives and considering individual accomplishments not contemplated in the setting of the pre-established objectives. The Committee assessed the performance of the CEO, and the CEO presented his assessment of each other NEO to the Committee.
Performance goals typically include both leadership objectives and strategic business objectives. At the end of each fiscal year, an individual performance modifier is determined for each participant, and a judgment is then made as to the final bonus amount that takes into account both Company results and individual performance.
Performance against our 2018 AIP Metrics
The following table summarizes the threshold, target and superior performance levels set by the Committee and actual results for the Adjusted EBITDA and Adjusted Cash Flow from Operations metrics for 2018.
Performance at the threshold level paid out 0%, performance at the target level paid out 100% and performance at the superior (maximum) level paid out 200%. We used linear interpolation to determine awards for performance between the identified points. Bonus payouts, in the combination of the payout based on business performance and individual multiplier, are capped at 200%.

2018 Annual Incentive Plan (AIP) Metrics
AIP Metric	Weight	Threshold			Target		Superior		2018 Results		Achievement Against Target	Payout Based on Weight
Adjusted EBITDA	60%		$885	MM	$983	MM	$1,081	MM	$996	MM	101.3%	67.9%
Adjusted Cash Flow from Operations	30%		$774	MM	$860	MM	$946	MM	$786	MM	91.4%	4.2%
Stewardship		Score based on 3 Quantitative Stewardship Metrics:									0%	0%
	4%	●	Occupational Safety			0%
	3%	●	Process Safety			0%
	3%	●	Environment			0%
												72.1%

The performance for the stewardship metrics (occupational safety, process safety and environmental responsibility) was determined by the Committee’s quantitative assessment of the level of achievement for the three different stewardship objectives. For each of the three stewardship metrics, we have set a target and superior performance level. Performance below target does not pay out. Occupational safety was measured as our lost time severity rate, which is calculated as the number of lost days x 200,000 and divided by the total man-hours worked; process safety was measured by severity score; and environmental responsibility was measured by the number of our environmental incidents. We believe in the importance of setting meaningful stewardship standards for our global organization. We did not meet the target stewardship levels for the 2018 performance year and have developed specific measures to improve performance in 2019.

The following table illustrates the 2018 AIP payout against payout levels over the 4 previous years. We believe the fluctuations in payout confirm the correlation of pay to performance at Albemarle.

AIP Payout History
200.0%
150.0%
100.0%
50.0%
0.0%
Actual Payout
77.0%
100.3%
152.6%
156%
72%
112%
2014
2015
2016
2017
2018
5-year average
Performance Year

AIP earning opportunity for our NEOs
Each of our current NEOs can earn a bonus under the AIP targeted at a certain percentage of his or her base salary. For 2018, our NEOs’ target bonus percentages were 125% (Mr. Kissam), 75% (Messrs. Tozier and Juneau and Ms. Narwold) and 40% (Mr. LaBauve) for achieving the target performance levels for the AIP Company metrics.
Mr. Kissam’s target total direct compensation positions him at 91% of the median of the 2018 Peer Group.
For Company performance that does not reach threshold level for any of the metrics, the NEOs will not earn their AIP for the corresponding metric. For performance at the target level for any of the metrics, the NEOs may earn the target level AIP for the corresponding metric. For Company performance at the Superior level, up to two times a target level award may be earned. For Company performance between threshold, target and superior, earned bonuses will be interpolated, with the exception of the Stewardship metrics that do not pay out for performance below the target level.

2018 Annual Incentive Plan (AIP) Payout
AIP Metric	Weight	Threshold	Target	Superior
Adjusted EBITDA	60%	0%	100%	200%
Adjusted Cash Flow from Operations	30%	0%	100%	200%
Stewardship	10%	N/A	100%	200%
Individual performance can be used to modify the bonus amount up or down. The individual multiplier ranges from 0% to 150%. Under the AIP, the maximum annual incentive payments (the combination of company performance and individual multiplier) are set in the first quarter of the calendar year and are capped to a payout of 200% of the target incentive level for each of the NEOs.
Actual earnings for our NEOs under the 2018 AIP
The Committee reviewed the Company’s 2018 performance and determined that the potential awards for the NEOs were funded consistent with the plan metrics set during the first quarter of the year. After this determination was made, Mr. Kissam engaged the Committee in a further discussion of the Company’s performance and of each NEO’s individual performance compared to their objectives. In light of the accomplishments by each NEO that were cited by Mr. Kissam to the Committee, it was recommended by Mr. Kissam and approved by the Committee that the individual performance modifier for each NEO be set as follows: Mr. Tozier 100%, Ms. Narwold 110% and Mr. LaBauve 100%. Due to his departure early 2018, Mr. Juneau did not qualify for a bonus payout.
In the case of Mr. Kissam, in early 2019 the Board assessed his performance against both quantitative metrics (stewardship and financial goals, as well as cash flow from operations) and qualitative objectives (capital expansions, operational excellence, strategy, people, and Board collaboration) and determined that an individual modifier of 95% was appropriate given performance against these measures, including the fact that the company did not achieve its stewardship targets.

When applied to and combined with the Company score, this yielded actual bonus payouts for each NEO shown in the table below.

2018 AIP Payouts
Name	Base Salary	X	Target Bonus %	=	Target Bonus Amount	X	Company Performance	X	Individual Performance	=	Actual Bonus Amount
Luther C. Kissam IV	$1,000,000	x	125%	=	$1,250,000	x	72.1%	x	95%	=	856,389
Scott A. Tozier	$581,095	x	75%	=	$435,821	x	72.1	x	100%	=	314,302
Karen G. Narwold	$503,271	x	75%	=	$377,453	x	72.1	x	110%	=	299,429
Donald J. LaBauve, Jr.	$301,394	x	40%	=	$120,558	x	72.1	x	100%	=	86,943
Purpose and key features of the Long Term Incentive Plan (LTIP)
We believe it is important to provide a long-term incentive opportunity to our NEOs charged with driving sustainable growth and long-term value creation for Albemarle, further aligning their interests with those of our shareholders. We do this through an annual LTIP grant, in 2018 comprised of PSUs, RSUs and stock options, designed to ensure an equity mix that is primarily performance-based and retentive in nature.
The Committee considers grant values and grant terms from both our Peer Group and survey information when establishing long-term incentives for management. While the Committee generally believes that median values and typical terms are competitive and provide an appropriate balance of opportunity and reward to management without heightened compensation-related risk, the Committee will authorize values above or below the median and different terms where it believes it is in the interest of the Company and its shareholders to do so in light of the factors mentioned above.
Our PSU grant performance measure is relative TSR as compared to our Peer Group for the three-year performance period. The relative TSR performance metric was selected to emphasize the linkage between our pay-for-performance philosophy and our shareholders’ interests, and is intended to focus Company leadership on superior value creation during the three-year performance period and beyond.

The Committee believes that the PSU grant, when viewed in conjunction with annual grants of stock options and RSUs, results in an LTIP approach that aligns the pay for performance of our executives with the investment returns experienced by our long-term shareholders.
Vesting
We employ longer vesting periods than our peer group median.

	Albemarle	Compensation Peer Group Median
PSUs	Earned PSU grants vest 50% at the end of the 3-year performance period, with the remaining 50% vesting at the beginning of year four.	Earned PSU grants vest in full after 3 years.
RSUs	RSUs vest 50% after 3 years, with the remaining 50% vesting after 4 years.	RSUs cliff vest after 3 years.
Stock Options	Stock Options cliff vest after 3 years.	Stock options step-vest over a 3-year period.

PSU results for the 2016-2018 performance period
Payouts under the 2016 PSU grants are earned based on the achievement of a TSR performance relative to the 2016 Peer Group over a three year measurement period. The 2016 Peer Group included 18 companies. Three companies were acquired by other companies throughout the performance period and are therefore not included in the relative TSR calculation. Our relative TSR for the period was strong. Our absolute TSR for that period was 73.1%, resulting in a relative performance at the 87th percentile relative to the 2016 Peer Group.
The following table illustrates threshold, target and superior relative performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and superior performance, are interpolated. The table also includes the relative performance result and the percentage of grants earned as determined by the Committee.

	2016 PSU Grant Metrics
	Threshold	Target	Superior	Metric Result
Percentile performance relative to the 2016 Peer Group	25th	50th	75th	87th
% of Grants Earned	25%	100%	200%	200%
The following table shows the grants approved in February 2016 by the Committee for the NEOs. The table also includes the grant values approved by the Committee in February 2019 after it determined the 2016-2018 relative performance results.

	2016 PSU Grants			2016 Earned PSUs
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
	25%	100%	200%
Luther C. Kissam IV	8,841	35,361	70,722	70,722
Scott A. Tozier	1,990	7,957	15,914	15,914
Karen G. Narwold	1,548	6,189	12,378	12,378
Donald J. LaBauve, Jr.	332	1,327	2,654	2,654
Matthew K. Juneau	1,327	5,305	10,610	7,958

Half of the shares earned vested on February 26, 2019, when the Committee certified performance. The other half will vest on January 1, 2020, except for Mr. Juneau, whose PSUs all vest at the award date given his retirement in 2018. Mr. Juneau's earned PSUs are prorated based on his retirement in early 2018.
2018 LTIP grants
In February 2018, the Committee approved a total grant value for the NEOs under the LTIP. The values granted to each NEO are set forth below, as well as the approximate percentage apportioned in the form of PSUs, RSUs and Stock Options. Mr. Kissam’s equity grant reflects our emphasis on long-term incentives in our pay mix. Mr. Juneau did not receive a grant in 2018 given his retirement in early 2018.

	2018 Grants
	Value Granted	Stock Options	RSUs	PSUs
Luther C. Kissam IV	$4,000,000	25%	25%	50%
Scott A. Tozier	$1,050,000	25%	25%	50%
Karen G. Narwold	$1,000,000	25%	25%	50%
Donald J. LaBauve, Jr.	$200,000	—%	50%	50%
The number of units for the PSUs and RSUs was based on the stock closing price at the grant date. The number of stock options was determined using the Black Scholes value of the options.
PSU Grants
In February 2018, the Committee approved a grant of PSUs, based on the grant date closing stock price, to our NEOs, as follows:

	2018 PSU Grants
	Number of Units at Threshold 25%	Number of Units at Target 100%	Number of Units at Superior 200%
Luther C. Kissam IV	4,211	16,844	33,688
Scott A. Tozier	1,106	4,422	8,844
Karen G. Narwold	1,053	4,212	8,424
Donald J. LaBauve, Jr.	211	844	1,688
Consistent with the approach adopted since 2014, the 2018 PSU grant is based on the Company’s TSR relative to the 2018 Peer Group as measured over a three-year performance period.

The following table illustrates threshold, target and superior relative performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target and target and superior performance will be interpolated.
Performance and payout opportunities as shown in the table reflect the dual character of the PSU grant:

•	The grant is performance-based to ensure payout opportunities are aligned with shareholder interests.

•	The grant is also competitive in nature and as such reflects performance and payout opportunities aligned with the Peer Group and the broader market in which we compete for talent.

	2019 PSU Grant Metrics
	Threshold	Target	Superior
Percentile performance relative to the 2018 Peer Group	25th	50th	75th
% of Grants Earned	25%	100%	200%

Half of any shares earned will vest in early 2021 at the time the Committee evaluates the three-year relative TSR performance. The other half will vest on January 1, 2022.
RSU Grants
In February 2018, the Committee approved RSU awards to our NEOs, as follows:

2018 Restricted Stock Units
Luther C. Kissam IV	8,422
Scott A. Tozier	2,212
Karen G. Narwold	2,106
Donald J. LaBauve, Jr.	844

Half of the RSUs will vest on each of the third and fourth anniversary of the grant date in 2021 and 2022.
Stock Option Grants
In February 2018, the Committee approved a grant of stock options to our NEOs, as follows:

2018 Stock Options
Luther C. Kissam IV	26,774
Scott A. Tozier	7,029
Karen G. Narwold	6,694
Donald J. LaBauve, Jr.	N/A
The options vest on the third anniversary of the grant date and expire ten years from the date of the grant.

Other benefits the Company provides to NEOs
The Company provides NEOs with the same benefits provided to other Albemarle employees, including:

•	Health and dental insurance (Company pays a portion of costs);

•	Basic life insurance;

•	Long-term disability insurance;

•	Participation in the Albemarle Corporation Savings Plan (the “Savings Plan”), including Company matching and defined contribution pension contributions;

•	Participation in the Executive Deferred Compensation Plan;

•	Participation in Albemarle Corporation Pension Plan, defined below, for those executives hired prior to 2004 (Messrs. Kissam, Juneau and LaBauve only); and

•	Matching charitable contributions.
Executive Deferred Compensation Plan (“EDCP”)
We maintain a deferred compensation plan that covers executives, including the NEOs, who are limited in how much they can contribute to tax-qualified deferred compensation plans (such as our Savings Plan). We maintain this plan in order to be competitive and because we want to encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of cash incentive awards (net of FICA and Medicare taxes due). We also provide for employer contributions in the EDCP to provide executives with the same proportional benefits as are provided to all other employees, but that cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan. The EDCP also provides for a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified Savings Plan and of the cash incentive bonus award paid during the year.
Beginning on January 1, 2013, all our NEOs, regardless of hire date, participate in the same tax- qualified Savings Plan and EDCP. The new defined contribution plan design has provided all participating employees the opportunity to receive a Company contribution of 11% of their base and bonus earnings for the calendar year if they contribute at least 9% of their base and bonus earnings to the Savings Plan. Such Company contributions go into the tax-qualified Savings Plan up to the compensation and benefit limitations under the Internal Revenue Code (the "Code"), and after that are credited to an EDCP account.

Defined Benefit Plan
We previously maintained a traditional tax-qualified defined benefit pension plan ("Pension Plan"), which was fully frozen as of December 31, 2014. In 2004, we implemented a new defined contribution pension benefit in our tax-qualified Savings Plan for all non-represented employees hired on or after April 1, 2004, and limited participation in the "Pension Plan" to then-current participants. Mr. Kissam, Mr. Juneau and Mr. LaBauve joined the Company prior to April 1, 2004, and, as such, participated in the Pension Plan. We also maintain a supplemental executive retirement plan (“SERP”) to provide participants with the difference between (i) the benefits they would actually accrue under the Pension Plan but for the maximum compensation and benefit limitations under the Code, and (ii) the benefits actually accrued under the Pension Plan, which are subject to the Code’s compensation and benefit limits. Certain provisions of the SERP also permitted the Committee to award key executives additional pension credits related to offset reduction in the Pension Plan plan as a mid-career hire. This provision was also limited to then-current participants in 2004 concurrent with the Pension Plan changes. The Company froze accruals in the Pension Plan and SERP effective December 31, 2014.
Perquisites
Our perquisites are intended to be limited in nature, and are focused in areas directly related to a business purpose, or in helping to foster the health, security and well-being of our senior executives for the benefit of the Company.
When an NEO is required to geographically relocate in order to join the Company, or is asked to relocate due to a change in their work location after joining the Company, we provide them with the same relocation package that is also offered to management and senior professional employees. Certain relocation expenses are grossed-up for taxes, as is the competitive practice within our Peer Group, and more broadly, in the general marketplace.
We also offer limited reimbursement for executive physical exams and financial planning. Our policy is to not provide tax gross-ups on such amounts to NEOs.
Post-termination payments
We believe that providing our executives, including our NEOs, with reasonable severance benefits aligns their interests with shareholders’ interests in the context of potential change in control transactions, and also believe that such benefits help facilitate our recruitment and retention of senior executive talent.
Consistent with this philosophy, we maintain a Severance Pay Plan (“SPP”) that provides severance payments to certain of our employees if we (a) terminate their employment without cause or request that they relocate and they elect not to do so after a change in control, or (b) eliminate their position or a change in our organizational structure with a similar effect absent a change in control. The SPP provides our NEOs with severance payments only in the absence of a change in control.
Between 2006 and 2017, we entered into severance compensation agreements (and related amendments) with each of our NEOs, providing for severance payments for a change in control-related termination. None of these severance compensation agreements include an excise tax gross-up.
The Committee periodically reviews our post-employment compensation arrangements taking best practices into consideration, and believes that these arrangements are generally consistent with arrangements currently being offered by our Peer Group. The Committee has determined that both the terms and payout levels are appropriate to accomplish our stated objectives. The Committee also considered the non-competition agreement that we would receive from the NEO in exchange for any post-employment termination benefits. Based on these considerations, the Committee believes that such arrangements are appropriate and reasonable.
For additional information with respect to change in control arrangements, please see “Agreements with Executive Officers and Other Potential Payments upon Termination or a Change in Control” on page 36.
ADDITIONAL INFORMATION
We believe this additional information may assist you in better understanding our compensation practices and principles.
Role of the Committee and the CEO
The Committee, consisting entirely of independent Directors, is responsible for executive compensation. As part of the compensation-setting process each year, the Committee meets periodically with the CEO to review a list of corporate performance goals and receives comments from members of the Board of Directors. The CEO recommends to the Committee the compensation amounts for each of our NEOs, other than himself. The Committee has retained an independent compensation consultant, Pearl Meyer, to provide advice on best practices and market developments. The CEO, the Executive Vice President and Chief Administrative Officer, the Chief HR Officer, Human Resources staff members and the Committee’s consultant attend Committee meetings and make recommendations regarding plan design and levels of compensation.
While the Committee will ask for advice and recommendations from management and Pearl Meyer, the Committee is responsible for executive compensation and as such:

•	Sets NEO base salaries;

•	Reviews financial and operational goals, performance measures and strategic and operating plans for the Company;

•	Establishes specific goals, objectives and potential awards for the AIP and LTIP;

•	Reviews annual and long-term performance against goals and objectives and approves payment of any incentive earned;

•	Reviews contractual agreements and benefits, including supplemental retirement and any payments that may be earned upon termination, and makes changes as appropriate;

•	Reviews incentive plan designs and makes changes as appropriate; and

•	Reviews total compensation to ensure compensation earned by NEOs is fair and reasonable relative to corporate and individual performance.
Total compensation actions, annual and long-term performance goals and objectives, contractual agreements and benefits are discussed with and approved by the Board. The Incentive Plan governing short and long-term incentives is approved by the Board and subject to shareholder approval.
Role of Compensation Consultant
The Committee retained Pearl Meyer to provide independent advice to the Committee. Pearl Meyer gathers and analyzes data at the direction of the Committee, advises the Committee on compensation standards and trends, and assists in the development of policies and programs. The Committee directs, approves and evaluates Pearl Meyer’s work in relation to all executive compensation matters. The Committee considers Pearl Meyer to be independent from our management pursuant to the U.S. Securities and Exchange Commission standards. Please see “Independence of the Executive Compensation Consultant” on page 48.
The Committee regularly meets with Pearl Meyer without management present. Pearl Meyer participates in Committee meetings throughout the year, reviews materials in advance, consults with the Chairperson of the Committee, provides to the Committee data on market trends and compensation design, assesses recommendations for base salary and annual incentive awards for our NEOs and periodically meets with management. Pearl Meyer may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee. In 2018, Pearl Meyer did not provide consulting advice to management outside the scope of executive compensation. The Committee does not delegate authority to Pearl Meyer.
Clawbacks
In 2017 we adopted a Compensation Recoupment and Forfeiture Policy under the 2017 Incentive Plan. In the event misconduct by any employee results in a financial restatement as more specifically defined in the policy, the policy requires that our Chief Executive Officer and Chief Financial Officer reimburse us for (i) the gross amount of any bonus or other incentive-based or equity-based compensation received by such officer from the Company during the 12-month period following the date the document requiring the financial restatement was first publicly issued or filed (whichever occurs first) with the SEC, and (ii) any profits realized from the sale of securities of the Company during such 12-month period. The policy further requires any employee who engaged in such misconduct to reimburse the Company the same amounts set forth in (i) and (ii) above applicable to that employee, and requires any such employee whose employment is terminated for cause to forfeit all unpaid cash-based incentive compensation under our incentive plan (whether or not accrued and/or payable at such time) and all unvested equity-based awards (whether or not earned at such time), in each case as of the date such employee is notified of termination of his or her employment for cause (as defined under the policy).
In addition, in 2017 we disclosed that based on an internal investigation, we voluntarily self-reported potential issues relating to the use of third party sales representatives in our Refining Solutions business to the U.S. Department of Justice (the "DOJ") and the SEC and that we intended to cooperate with the DOJ and the SEC in their review of these matters. Our Board of Directors determined, as a prudent governance measure while the investigation is pending, to condition payment of each NEO’s cash incentive bonus for the fiscal year 2017 (the “2017 cash incentive”) on each NEO executing a clawback agreement applicable to the 2017 cash incentive. Accordingly, in February 2018, the Company entered into a clawback agreement with each of our NEOs and other executives at that time. The clawback agreements supplement the Company’s existing policy described above and provide that each NEO's 2017 cash incentive is subject to clawback by the Company in the event that the Committee determines that, with respect to the Company’s internal investigation or the government’s review of these matters following such self-report, the NEO: (1) engaged in unlawful conduct or misconduct; (2) failed to cooperate in any related investigation; (3) violated the Company’s Code of Conduct or any other Company policy; or (4) failed to exercise appropriate supervision or oversight.

EXECUTIVE COMPENSATION COMMITTEE REPORT
The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.
EXECUTIVE COMPENSATION COMMITTEE

Alejandro D. Wolff, Chair
J. Kent Masters
Diarmuid B. O'Connell
Gerald A. Steiner
Harriett Tee Taggart

March 26, 2019

COMPENSATION OF EXECUTIVE OFFICERS
Total Compensation of Our Named Executive Officers
The following table presents information for the fiscal years ended December 31, 2018, 2017 and 2016 relating to total compensation of our CEO, CFO, and the three other highest paid executive officers (the “NEOs”).
SUMMARY COMPENSATION TABLE

Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Stock Awards(2)(3)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings(4)	All Other Compensation(5)	Total
Luther C. Kissam IV	2018	$1,000,000	$3,579,097	$1,000,009	$856,389	$—	$230,899	$6,666,394
Chairman, President and Chief Executive Officer	2017	970,500	3,465,777	1,000,005	1,857,250	857,015	346,188	8,496,735
	2016	871,500	3,695,834	1,000,008	1,682,415	595,260	589,133	8,434,150
Scott A. Tozier	2018	$581,000	939,722	262,533	314,302	—	112,817	2,210,374
Executive Vice President, Chief Financial Officer	2017	546,250	866,753	250,001	656,880	—	149,673	2,469,557
	2016	505,000	831,705	225,001	700,000	—	215,035	2,476,741
Karen G. Narwold	2018	$503,187	894,986	250,021	299,428	—	101,423	2,049,045
Executive Vice President, Chief Administrative Officer and Corporate Secretary	2017	478,750	780,029	225,015	568,905	—	129,442	2,182,141
	2016	455,000	1,123,254	175,006	650,000	—	1,316,665	3,719,925
Donald J. LaBauve, Jr.	2018	$301,358	227,306	—	86,942	—	52,131	667,737
Vice President, Corporate Controller and Chief Accounting Officer	2017	291,501	166,149	—	183,569	108,531	55,213	804,963
	2016	279,896	173,890	—	174,400	63,917	86,518	778,621
Matthew K. Juneau	2018	$106,750	—	—	—	—	31,039	137,789
Former Executive Vice President, Corporate Strategy and Investor Relations	2017	424,000	520,216	150,001	500,871	250,840	109,616	1,955,544
	2016	411,250	554,532	150,000	620,000	172,700	117,155	2,025,637
___________________________________________________
(1) Salary amounts include cash compensation earned by each named executive officer during the applicable fiscal year, as well as any amounts earned in the applicable fiscal year but contributed into the Savings Plan and/or deferred at the election of the named executive officer into the EDCP. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2018, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” on page 35.
(2) The amount represents the aggregate grant date fair value of stock or option awards recognized in the fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. For more information on the assumptions for these awards, please see Note 18 to our Consolidated Financial Statements filed on Form 10-K for the year ended December 31, 2018. Information on individual equity awards granted to each of the named executive officers in fiscal year 2018 is set forth in the section entitled “Grants of Plan-Based Awards” on page 27.
(3) Amounts for fiscal year 2018 include performance unit awards with a performance measure of Total Shareholder Return calculated at 100% of Target level, assuming a fair value per share of $155.6500 using the Monte Carlo valuation method. The maximum payable for Superior level performance on our 2018 PSU award is 200% of Target level. The aggregate grant date fair value at the Superior level of 200% for each of the named executive officers is: Mr. Kissam $5,243,537; Mr. Tozier $1,376,569; Ms. Narwold $1,311,196; and Mr. LaBauve $262,737. Also includes 2018 Restricted Stock Units assuming a fair value price per share of $113.67 with an aggregate grant date fair value for Mr. Kissam $957,329; Mr. Tozier $251,438; Ms. Narwold $239,389; and Mr. LaBauve $95,937.
(4) Includes the actuarial increases in the present values of the named executive officers’ benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Messrs. Kissam, LaBauve, and Juneau had, respectively, a loss of $411,490, $58,105, and $84,685 in 2018. For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 15 to our Consolidated Financial Statements beginning on page 86 of the 2018 Annual Report.

(5) All other compensation amounts reported for 2018 include:

All Other Compensation
Name	Company Contribution to Albemarle 401K Plan	Company Contributions to Defined Retirement Benefit in Savings Plan	Company Contributions to Nonqualified Deferred Compensation Plan	Perquisites(1)	Total
Luther C. Kissam IV	13,375	13,750	176,503	27,271	230,899
Scott A. Tozier	13,375	13,750	71,297	14,395	112,817
Karen G. Narwold	13,375	13,750	61,033	13,265	101,423
Donald J. LaBauve, Jr.	13,375	13,750	25,006	—	52,131
Matthew K. Juneau	13,375	13,750	3,914	—	31,039
___________________________________________________

(1)
Includes the following: personal financial consulting expenses paid by the Company on behalf of Messrs Kissam and Tozier and Ms. Narwold; annual credit card fees for Messrs Kissam and Tozier and Ms. Narwold; executive Wellness exam for Mr. Kissam; and personal use of Company aircraft for Mr. Kissam and Ms. Narwold. The aircraft fees are calculated based on a cost per hour that reflects the incremental cost to the company for operating the aircraft.

Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all employee compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to the Company. At the Committee’s direction, our Executive Vice President, Chief Administrative Officer and Corporate Secretary and her staff, together with our Chief Risk and Compliance Officer and a member of our internal audit team, conducted a risk assessment of our compensation programs. This assessment included, but was not limited to, evaluation of each compensation program based on the following categories: (i) performance measures, (ii) funding, (iii) performance period, (iv) pay mix, (v) goal setting and leverage, and (vi) controls and processes.
The Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk-taking. The Committee therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Committee considered the attributes of our programs, including:

•	The balance between annual and long-term performance opportunities;

•	Alignment of our programs with business strategies focused on long-term growth and sustained shareholder value;

•	Dependence upon the achievement of specific corporate and individual performance goals that are objectively determined with verifiable results;

•	The corporate goals include both financial and stewardship metrics (safety and environment) and have pre-established Threshold, Target and Maximum award limits;

•	The Executive Compensation Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts;

•	Stock ownership guidelines that are reasonable and align executives’ interests with those of our shareholders; and

•	Forfeiture and recoupment policy provisions for cash and equity awards.
Grants of Plan-Based Awards
The Albemarle Corporation 2017 Incentive Plan, serves as the core program for the performance-based compensation components of our named executive officers’ total compensation. This plan:

•	Defines the incentive arrangements for eligible participants;

•
Authorizes the granting of annual and long-term cash incentive awards, stock options, stock appreciation rights, performance shares, performance share units, restricted stock, RSUs and other incentive awards, all of which may be made subject to the attainment of performance goals recommended by management and approved by the Executive Compensation Committee;

•	Provides for the enumeration of the business criteria on which performance goals are to be based; and

•	Establishes the maximum share grants or awards (or, in the case of cash incentive awards, the maximum compensation) that can be paid to a participant under the Plan.
With the exception of significant promotions and new executive hires, grants generally are made at the first meeting of the Executive Compensation Committee each year following the availability of the financial results for the prior year. Awards to our named executive officers were made on February 23, 2018, for the 2018 LTIP. These awards consisted of stock options, PSUs and RSUs.

•
The awards of PSUs vest 50% at the time the Executive Compensation Committee determines the performance relative to the goals after the end of the three-year performance period, with the remaining 50% vesting on the following January 1.

•	The 2018 stock options fully vest on the third anniversary of the grant date.

•	The 2018 award of RSUs will vest 50% on the third anniversary of the grant date, while the remaining 50% will vest on the fourth anniversary of the grant date.
For additional information with respect to these awards, please see “Compensation Discussion and Analysis” beginning on page 6.
The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2018.

GRANTS OF PLAN-BASED AWARDS

Grants of Plan-Based Awards(1)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Base Price per Option Award(4)	Grant Date Aggregate Fair Value of Stock and Option Awards(2)(3) $
		Threshold	Target	Max	Threshold # of shares	Target # of shares	Max # of shares
		$—	$1,250,000	$2,500,000
Luther C. Kissam IV	2/23/2018								26,774	118.75	$1,000,009
	2/23/2018							8,422			$957,329
	2/23/2018				4,211	16,844	33,688				$2,621,769
		$—	$435,821	$871,642
Scott A. Tozier	2/23/2018								7,029	118.75	$262,533
	2/23/2018							2,212			$251,438
	2/23/2018				1,106	4,422	8,844				$688,284
		$—	$377,453	$754,906
Karen G. Narwold	2/23/2018								6,694	118.75	$250,021
	2/23/2018							2,106			$239,389
	2/23/2018				1,053	4,212	8,424				$655,598
		$—	$120,558	$241,116
Donald J. LaBauve, Jr.	2/23/2018							844			$95,937
	2/23/2018				211	844	1,688				$131,369
___________________________________________________

(1)	For additional information with respect to the plan-based awards, please see “Compensation Discussion and Analysis” beginning on page 6.

(2)
Reflects the full grant date fair market value of the PSU award made February 23, 2018, with a performance measure of TSR calculated at 100% of Target level that vests 50% in 2021 and 50% in 2022 if the performance metrics are met. Assumes a fair value per share of $155.65 using the Monte Carlo valuation method.

(3)
Reflects the full grant date fair market values of the RSU award made February 23, 2018. The restricted stock units will vest in equal increments on the third and fourth anniversaries of the grant date.

(4)
On February 23, 2018, the Committee approved grants of 26,774, 7,029, and 6,694 options to Mr. Kissam, Mr. Tozier, and Ms. Narwold, respectively, under the Plan. Assumes a fair value per share of $37.35 under the Black Scholes fair value model. The exercise price of each stock option is $118.75, which represents the closing price of our Common Stock as of the date of the grants. The options will cliff vest on the third anniversary of the date of grant, or February 23, 2021. The expiration date of the options is February 22, 2028, ten years from date of grant. If the individual terminates employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited. However, if the individual retires, becomes disabled, dies, or is terminated by the company without cause, then the individual will become vested in a pro-rata portion of the stock options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table presents information concerning the number and value of unexercised options, non-vested stock (including restricted stock units or performance units) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2018.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable (1)	Number of Securities Underlying Unexercised Options (#)Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($) (2)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units, Or Other Rights That Have Not Vested ($) (2)

Luther C. Kissam IV	36,000		$41.94	3/11/2020
	40,000		$56.16	1/30/2021
	59,000		$66.14	2/23/2022
	82,390		$65.00	2/21/2023
	54,534	27,267	$63.84	2/23/2024
	33,065	66,130	$56.08	2/23/2025
		62,267	$56.56	2/25/2026
		35,740	$92.93	2/23/2027
		26,774	$118.75	2/22/2028
					17,682	$1,362,752	(3)
					10,762	$829,427	(5)
					8,422	$649,084	(6)
								42,798	(7)	$3,298,442
								35,361	(8)	$2,725,272
								21,522	(9)	$1,658,701
								16,844	(10)	$1,298,167
Scott A. Tozier	14,500		$66.14	2/23/2022
	16,478		$65.00	2/21/2023
	12,270	6,135	$63.84	2/23/2024
	7,440	14,880	$56.08	2/23/2025
		14,010	$56.56	2/25/2026
		8,935	$92.93	2/23/2027
		7,029	$118.75	2/22/2028
					3,980	$306,739	(3)
					2,692	$207,472	(5)
					2,212	$170,479	(6)
								9,630	(7)	$742,184
								7,957	(8)	$613,246
								5,382	(9)	$414,791
								4,422	(10)	$340,804

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable (1)	Number of Securities Underlying Unexercised Options (#)Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($) (2)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units, Or Other Rights That Have Not Vested ($) (2)
Karen G. Narwold	12,500		$66.14	2/23/2022
	12,359		$65.00	2/21/2023
	8,180	4,090	$63.84	2/23/2024
	5,787	11,574	$56.08	2/23/2025
		10,897	$56.56	2/25/2026
		8,042	$92.93	2/23/2027
		6,694	$118.75	2/22/2028
					3,096	$238,609	(3)
					6,591	$507,968	(4)
					2,422	$186,664	(5)
					2,106	$162,309	(6)
								7,490	(7)	$577,254
								6,189	(8)	$476,986
								4,844	(9)	$373,327
								4,212	(10)	$324,619
Donald J. LaBauve, Jr.	1,000		$41.94	3/11/2020
	1,866		$56.16	1/30/2021
	2,300		$66.14	2/23/2022
	3,090		$65.00	2/21/2023
	2,046	1,023	$63.84	2/23/2024
	1,240	2,480	$56.08	2/23/2025
					1,328	$102,349	(3)
					808	$62,273	(5)
					844	$65,047	(6)
								1,606	(7)	$123,774
								1,327	(8)	$102,272
								808	(9)	$62,273
								844	(10)	$65,047
Matthew K. Juneau	10,400		$56.16	1/30/2021
	9,700		$66.14	2/23/2022
	10,299		$65.00	2/21/2023
	10,051		$63.84	2/23/2024
	9,213		$56.08	2/23/2025
	6,487		$56.56	2/25/2026
	1,936		$92.93	2/23/2027
								3,979	(8)	$306,662
								1,346	(9)	$103,736
____________________________________

(1)	The vesting dates for the stock options outstanding are as follows per option grant date:

Grant Date	Vesting Schedule
3/12/2010	Vested in three equal increments on the first, second and third anniversaries of the grant date, or March 12, 2011, 2012 and 2013
1/31/2011	Vested in three equal increments on the first, second and third anniversaries of the grant date, or January 31, 2012, 2013 and 2014
2/24/2012	Vested in three equal increments on the first, second and third anniversaries of the grant date, or February 24, 2013, 2014 and 2015
2/22/2013	Vested in three equal increments on the third, fourth and fifth anniversaries of the grant date, or February 22, 2016, 2017 and 2018
2/24/2014	Vests in three equal increments on the third, fourth and fifth anniversaries of the grant date, or February 24, 2017, 2018 and 2019
2/24/2015	Vests in three equal increments on the third, fourth and fifth anniversaries of the grant date, or February 24, 2018, 2019 and 2020
2/26/2016	Cliff vests on the third anniversary of the grant date, or February 26, 2019
2/24/2017	Cliff vests on the third anniversary of the grant date, or February 24, 2020
2/23/2018	Cliff vests on the third anniversary of the grant date, or February 23, 2021

(2)	Based on the closing price per share of Common Stock on December 31, 2018, which was $77.07.

(3)	Reflects a RSU award granted in 2016 that will vest 50% in 2019 with the remaining 50% vesting in 2020. For further information on the RSU awards, please see “Compensation Discussion and Analysis.”

(4)
Reflects a RSU award granted in 2016 that cliff vests on the third anniversary date of the grant, May 12, 2019. For further information on the RSU awards, please see “Compensation Discussion and Analysis.”

(5)	Reflects a RSU award granted in 2017 that will vest 50% in 2020 with the remaining 50% vesting in 2021. For further information on the RSU awards, please see “Compensation Discussion and Analysis.”

(6)	Reflects a RSU award granted in 2018 that will vest 50% in 2021 with the remaining 50% vesting in 2022. For further information on the RSU awards, please see “Compensation Discussion and Analysis.”

(7)
Reflects a PSU award granted in 2015 that vested 50% in 2018 with the remaining 50% having vested on January 1, 2019. Assumes 100% vesting of the award at the earned amount of 200% Superior level. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

(8)
Reflects a PSU award granted in 2016 that if earned will vest 50% in 2019 with the remaining 50% vesting on January 1, 2020. Assumes 100% vesting of the award at a 100% Target level. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

(9)
Reflects a PSU award granted in 2017 that if earned will vest 50% in 2020 with the remaining 50% vesting on January 1, 2021. Assumes 100% vesting of the award at a 100% Target level. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

(10)
Reflects a PSU award granted in 2018 that if earned will vest 50% in 2021 with the remaining 50% vesting on January 1, 2022. Assumes 100% vesting of the award at a 100% Target level. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

Option Exercises and Stock Vested
The following table presents information concerning the exercise of stock options and the vesting of stock (including restricted stock units or performance units) for the named executive officers during the fiscal year ended December 31, 2018.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Luther C. Kissam IV			42,798	$5,082,263	(1)

Scott A. Tozier			9,630	$1,143,563	(1)

Karen G. Narwold			7,490	$889,438	(1)

Donald J. LaBauve, Jr.			1,606	$190,713	(1)
			2,375	$237,761	(2)

Matthew K. Juneau			12,840	$1,357,766	(1)
			1,844	$171,013	(3)
			584	$54,160	(4)
___________________________________________________

(1)
A PSU award granted in 2015 vested on February 24, 2018. The value realized on vesting was calculated using a value of $118.75 per share, which was the closing price of our common stock on the New York Stock Exchange (“NYSE”) on February 24, 2018.

(2)
A RSU award granted in 2015 vested on May 8, 2018. The value realized on vesting was calculated using a value of $100.11 per share, which was the closing price of our common stock on the NYSE on May 8, 2018.

(3)
Reflects the pro-rata vesting of RSUs granted on February 26, 2016 for 1,844 units. The value realized on vesting was calculated using a value of $92.74 per share, which was the closing price of our common stock on the NYSE on April 1, 2018.

(4)
Reflects the pro-rata vesting of RSUs granted on February 24, 2017 for 584 units. The value realized on vesting was calculated using a value of $92.74 per share, which was the closing price of our common stock on the NYSE on April 1, 2018.

Retirement Benefits
Pension Benefits Table
In 2004, we implemented a new defined contribution retirement pension benefit (“DCPB”) in the Savings Plan for all non-represented employees hired on or after April 1, 2004. Non-represented employees hired prior to that date continued to participate in our Pension Plan.
On October 1, 2012, the Board of Directors approved an amendment to our retirement plans to freeze accrued benefits in the Pension Plan and SERP effective December 31, 2014, and to provide for non-represented employees hired before April 1, 2004 who are participants in the Pension Plan to (i) become eligible for the DCPB in the Savings Plan effective January 1, 2013, and (ii) receive a one-time employer discretionary contribution in the Savings Plan in December 2012. In addition, the Board of Directors authorized application of a higher benefit formula for calculating accrued benefits in 2013 and 2014 only, as well as including an offset factor that would be applied to accrued benefits earned in 2013 and 2014.
The following table presents information concerning the Pension Plan and the SERP. The Pension Plan provides for payments or other benefits to our named executive officers at, following, or in connection with retirement. To the extent benefits under the Pension Plan exceed limits imposed under applicable provisions of the Code, they will be paid under the SERP.

Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (2)(4)	Payments During Last Fiscal Year
Luther C. Kissam IV	Pension Plan	11.3325	(1)	422,352	--
	SERP (3)	11.2500	(1)	7,083,006	--
Scott A. Tozier	Pension Plan	N/A		N/A	N/A
	SERP	N/A		N/A	N/A
Karen G. Narwold	Pension Plan	N/A		N/A	N/A
	SERP	N/A		N/A	N/A
Donald J. LaBauve, Jr.	Pension Plan	24.3333		836,184	--
	SERP (3)	24.3333		42,226	--
Matthew K. Juneau	Pension Plan	32.6650		1,499,508	--
	SERP (3)	32.6650		1,118,117	--

(1)
The differences in service between the qualified Pension Plan and the SERP are generally due to rounding differences. The qualified plan bases credited service on hours worked during the year, whereas the SERP special 4% pension benefit bases credited service on the completed years and months of employment. Credited Service for both plans froze as of 12/31/2014.

(2)
For the qualified Pension Plan, pension earnings are limited by the 401(a)(17) pay limit. A temporary supplemental early retirement allowance of $5 per month per year of service is payable from the Pension Plan for participants who retire at age 60 with at least 15 years of service. SERP pay for the special 4% benefit includes 100% of cash incentive bonuses paid during the year.

(3)	The named individuals are vested in their SERP benefits.

(4)
The present value of accumulated benefits including supplements, if any, is based on the actuarial present value of benefits payable at age 60, the earliest age at which unreduced benefits are payable. The following assumptions were used to determine the above present values:

a.     Discount rates of 4.48%, 4.04%, and 4.59% as of December 31, 2016, 2017 and 2018, respectively;
b.     Payment form of a life annuity with a 60-month guarantee of payments from the qualified Pension Plan, and a lump sum from the SERP; and

c.     Mortality based on the RP2006 (revised in 2015) healthy annuitants with MP2017 generational projection scales and RP2006 (revised in 2015) healthy annuitants with MP2018 generational projection scales, respectively.
The benefit formula under the Pension Plan is based on the participant’s final average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive awards paid in any fiscal year) during the ten consecutive calendar years immediately preceding the date of determination. Benefits under the Pension Plan are computed on the basis of a life annuity with 60 months of guaranteed payments. The benefits listed in the above compensation table (other than short service benefits under the SERP) are not subject to deduction for Social Security or other offset payments.
Supplemental Executive Retirement Plan
The SERP is a nonqualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the qualified Pension Plan but for the maximum benefit and compensation limitations under the qualified plan and deferrals of their compensation under our EDCP, and the benefits they actually accrue under the qualified Pension Plan. SERP benefits are paid in a lump sum on the later of (i) age 55 (65 if the employee has not completed at least ten years of service with us) and (ii) the employee’s separation from service (except that for key employees, as defined under relevant law, not earlier than six months after the employee’s separation from service).
All benefits under the SERP will be immediately paid (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service) if, within 24 months following a change in control, a participant’s employment is terminated.
The SERP is administered by our Employee Relations Committee, which consists of employees appointed by the CEO and the Executive Vice President and Chief Administrative Officer. The Board or the Executive Compensation Committee of the Board may generally amend or terminate the SERP at any time. Certain amendments to the SERP may also be approved by the Employee Relations Committee.
In 2005, we amended and restated the SERP. Some of the amendments to the SERP were made to ensure compliance with Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004 (“Code Section 409A”), which imposes restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits as intended by the SERP. In 2012, the Board of Directors further amended the SERP (i) to remove the current provisions for freezing Final Average Compensation (as defined in the SERP) on and after December 31, 2012, and (ii) to freeze all benefits under the SERP as of December 31, 2014, which is consistent with the changes under our qualified Pension Plan.
In addition to the retirement benefits provided under the Pension Plan and the SERP, which are reflected in the table above, certain key employees may be granted special pension benefits equal to 4% of the employee’s average pay over the highest three consecutive years of service before the determination date, multiplied by the number of years of service up to 15 years, net of certain other benefits (including amounts received under the qualified and nonqualified plans). These benefits vest only after the employee has completed five years of service with us and are paid on the later of (i) age 55 (65 if the employee has not completed at least ten years of service with us) and (ii) the employee’s separation from service (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service). All such benefits shall be paid in one lump sum payment. These benefits have been granted to Mr. Kissam as the only NEO that was employed at Albermarle when these benefits were in effect.

Nonqualified Deferred Compensation
Executive Deferred Compensation Plan. Company contributions that cannot be made under our qualified Savings Plan because of limitations under the Code are credited under the EDCP. In addition to these Savings Plan’s make-up contributions, an EDCP participant may elect to defer up to 50% of base salary and/or 100% of each cash incentive award paid in a year (net of FICA and Medicare taxes due). Such amounts are deferred and will be paid at specified payment dates or upon retirement or other termination of employment. The EDCP also provides for a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified Savings Plan and of the cash incentive bonus award paid during the year.
Amounts credited under the EDCP are credited daily with investment gains and losses as if such amounts were invested in one or more of the Plan’s investment options. Accounts are generally paid at the time and in the form specified by participants when they make deferral elections, or upon a participant’s earlier death or disability.
The EDCP is administered by our Employee Relations Committee, which consists of employees appointed by the CEO and the Executive Vice President and Chief Administrative Officer. The Executive Compensation Committee of the Board may generally amend or terminate the EDCP at any time. Certain amendments to the EDCP may also be approved by the Employee Relations Committee.
The following table presents information concerning our named executive officers’ benefits under the EDCP.
NONQUALIFIED DEFERRED COMPENSATION(1)

Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(2)	Net Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Luther C. Kissam IV	$—	$291,756	$(180,668)	$—	1,475,795
Scott A. Tozier	—	111,608	(30,951)	—	582,644
Karen G. Narwold	—	93,028	(21,701)	—	452,991
Donald J. LaBauve, Jr.	—	27,562	(1,484)	—	108,024
Matthew K. Juneau	76,020	41,670	69,370	(1,236,446)	40,101
___________________________________________________

(1)	Amounts reflected are based on activities recorded by Merrill Lynch, the plan’s administrator, as of December 31, 2018.

(2)	All amounts are reported as compensation to the named executive officers in the Summary Compensation Table.

(3)	Amounts reflected are based on aggregate earnings and gain/loss in last FY.

(4)
Ending balances include Saving Plan’s make-up contributions and Company contributions on deferred base salary and/or cash incentive awards of the following amounts: Mr. Kissam: $160,560; Mr. Tozier: $62,298; Ms. Narwold: $52,163; Mr. LaBauve: $16,454 and Mr. Juneau: $24,150.

(5)
Executive contributions included in aggregate balance that are reported as compensation to the named executive officers in the Summary Compensation Table in 2015, 2016 and 2017 are as follows: Mr. Juneau: $76,020 (2018), $109,852 (2017), and $79,562 (2016).

Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control
Severance Pay Plan
We adopted our Severance Pay Plan (“SPP”) in December 2006 and amended the SPP in 2008. For our named executive officers, the SPP provides for severance payments if we terminate their employment without cause because the individual’s position is eliminated or the organizational structure of the Company is changed which results in a redesign of work process and responsibilities affecting at least two individuals. In addition to offering outplacement assistance benefits for one year, the SPP provides for severance payments to our named executive officers, consisting of (other than for Mr. Kissam) the sum of (x) one year of base salary in effect at the termination time, and (y) the employee’s target cash incentive award for the most recent year in which the employee participated in an annual bonus program. Mr. Kissam is eligible to receive 1.5 times the amount of his annual base salary in effect at the termination time plus 1.5 times his target cash bonus for the year in which the termination takes place (or the most recent year he participated in an annual bonus program if he is not participating in the year of the termination).
Under the SPP, Mr. Kissam is also eligible to receive the benefits described above in the event of a termination pursuant to a “good reason for resignation,” as defined in the SPP. The SPP defines “good reason for resignation” as (a) a material diminution in base compensation, authority, duties, responsibilities or the budget over which the officer retains authority, (b) a material change in the geographic location at which services must be performed, or (c) any other action or inaction that constitutes our material breach of any written employment arrangement between us and the officer.
Our named executive officers (each of whom, other than Mr. LaBauve, is a party to a severance compensation agreement as described below, but not an employment agreement) are eligible to receive payments under the SPP only if a change in control has not occurred. If their employment is terminated in the event of a change of control, they are only eligible to receive severance payments under their severance compensation agreements (described below), but not the SPP.
For Mr. LaBauve, who does not have a severance compensation agreement, the following benefits would be payable under the SPP if, within two years after a change in control, the Company terminates his employment without cause or he elects to not relocate pursuant to the Company’s relocation policy in the event his office is relocated: one year of outplacement assistance benefits and a lump sum payment equal to the sum of (i) the greater of his base salary immediately prior to his termination of employment or prior to the change in control, and (ii) the greater of his actual cash bonus for the year preceding the date on which the change in control occurs or his target bonus for the year of the change in control.
The SPP term is indefinite and may be amended or terminated at any time in the absence of a change in control. The SPP expires two years after any change in control, and after a change in control, an employee’s consent is required for an amendment or termination to be effective as to such employee. The term “change in control” has substantially the same meaning in the SPP and the severance compensation agreements described below.
Assuming the triggering event took place on December 31, 2018, each named executive officer would receive the following estimated payments and benefits under the SPP:

Estimated Payments and Benefits under the SPP
	Estimated SPP Payments	Estimated Payments
Name	Pre-Change in Control	Post-Change in Control (1)
Luther C. Kissam IV	$3,375,000	—
Scott A. Tozier	$1,029,000	—
Karen G. Narwold	$891,000	—
Donald J. LaBauve, Jr.	$426,000	488,000
Matthew K. Juneau	$—	—
___________________________________________________

(1)	Post-change in control payments for executives other than Mr. LaBauve are provided only under the individual severance compensation agreements described below.
Severance Compensation Agreements
We have severance compensation agreements in place for our named executive officers (other than Mr. LaBauve). Our severance compensation agreements provide that if we terminate an executive’s employment other than for “cause” or the executive resigns due to a “good reason for resignation” on or before the second anniversary of a “change in control” (as such terms are defined in the agreements), or if the executive dies after we execute a definitive agreement that results in a change in control, the executive will be entitled to (i) base salary and vacation pay accrued through the termination date for the year in which the termination occurs, (ii) his or her annual cash incentive award accrued through the termination date, (iii) the elimination of certain offsets for short service benefits under our supplemental executive retirement plan (“SERP”), as applicable, (iv) continued Company-paid medical, dental, and vision insurance, as applicable, for 18 months (24 months for Mr. Kissam), (v) financial and outplacement counseling benefits, (vi) relocation benefits, as per the Company’s U.S. Domestic Executive Relocation Policy, but only for the executive to return to the state he or she relocated from within two years prior to the change in control, (vii) the lump sum severance payment described below, and (viii) special treatment of outstanding awards granted under our incentive plans in accordance with the terms of the notices granting such awards. None of our named executive officers is entitled to excise tax gross-ups for change in control payments.
In the event of a change in control and termination of employment as referenced above, the lump sum severance payment referenced in clause (vii) above consists of two times the sum of (a) the executive’s annual base salary immediately prior to termination or immediately before the change in control (whichever is greater) and (b) the executive’s target cash incentive award in place immediately before the termination date or immediately before the change in control (whichever is greater), except that for Mr. Kissam it is his target cash incentive award for the year in which the change in control occurs or his actual annual cash incentive award for the year preceding the change in control date (whichever is greater). The severance payment will be reduced dollar for dollar by the amount of the non-competition payment described below. If excise taxes would be levied against the amounts payable under the severance compensation agreements for the named executive officers, then the payments will be reduced so that excise taxes will not apply.
With respect to the impact of a change in control, equity awards issued prior to Jan 1, 2017 are treated differently than awards granted after Jan 1, 2017. For awards granted prior to January 1, 2017, accelerated vesting of time-based awards will apply, and performance awards will be treated as earned at 100% of target, regardless of whether the executive’s employment also terminates in connection with the change in control or whether the Company remains publicly traded. For awards granted after January 1, 2017, the award agreements provide that if a replacement award is issued or the award continues because the Company remains publicly traded after the change in control, there is no special treatment of the awards unless an executive is involuntarily terminated without “cause” or voluntarily terminates for “good reason” (as defined in the award agreements) within two years after the change in control, in which event accelerated vesting of time-based awards will occur. For performance awards granted after January 1, 2017, if the Company is no longer publicly traded, awards will be immediately earned and payable on a pro-rata basis at the higher of target or actual performance as of the change in control.
The following table illustrates the difference in Change in Control ("CIC") impact on awards granted prior to and after Jan 1, 2017.

	Situation	RSUs	Options	PSUs
Awards Granted prior to January 1, 2017	All CIC events	Full and accelerated vesting upon CIC	Full and accelerated vesting upon CIC	Full and accelerated vesting at target unless performance period has been completed

Awards Granted after January 1, 2017	1. CIC + Termination of Employment (including good reason for resignation)	Full and accelerated vesting upon CIC + Termination of Employment	Full and accelerated vesting upon CIC + Termination of Employment	Prorated and accelerated vesting at higher of actual or target upon CIC + termination
2. CIC + Continuation of Employment and Albemarle is no longer publicly traded
• Replace with an award with the same value but allows for full and accelerated vesting if not converted to the same value and conditions.
• If the executive is terminated without “cause” or terminates for “good reason” within two years of the CIC, accelerated vesting occurs.
Prorated vesting based on higher of actual or target performance upon CIC.
2. CIC + Continuation of Employment and Albemarle continues to be traded
• No change to the existing vesting schedule.
• If the executive is terminated without “cause” or terminates for “good reason” within two years of the CIC, accelerated vesting of time based equity occurs. PSUs will vest prorated based on the higher of actual or target performance.

Each severance compensation agreement provides that if the executive’s employment is terminated by reason of death, the executive’s benefits will be determined in accordance with the Company’s benefits and insurance programs then in effect, except that if the death occurs after the execution of a definitive agreement which results in a change in control, then the executive’s beneficiary will be entitled to the benefits under the severance compensation agreement as if the Company issued the executive a notice of termination 30 days after the change in control. If an executive is terminated for “cause” or voluntarily quits other than for “good reason for resignation” (as such terms are defined in the agreements), he or she is entitled to receive only a lump sum payment equal to his or her salary and benefits accrued through the termination date. If an executive is unable to perform full-time duties due to a qualifying disability, the executive shall continue to receive base salary and all other compensation and benefits provided under the Company benefit and disability plans. If an executive is terminated due to disability, he or she is entitled to receive the benefits determined in accordance with our retirement and insurance programs and other applicable programs in effect immediately prior to the change in control or the programs in effect at the time they are paid (whichever is greater).
Each severance compensation agreement’s term ends on December 31, subject to automatic one-year extensions unless either the executive or our Executive Compensation Committee notifies the other of its desire not to extend. If there is a change in control, the severance compensation agreement will remain in effect until the second anniversary of the change in control. In order to receive the benefits under the severance compensation agreements, each executive who is terminated following a change in control must agree not to compete with the Company from the date of termination of employment with the Company until the second anniversary thereof. In consideration of this agreement not to compete, the executive will receive a non-competition payment equal to the value of the non-compete agreement as determined by an unrelated third-party business retained by the Company that is in the business of valuing non-competition payments, with the intent that the non-competition payment should qualify as reasonable compensation for purposes of relevant tax law. Should any federal, state, or local taxing authority challenge the non-competition payment’s treatment as reasonable compensation, the Company shall engage legal and other professionals necessary to defend against any such challenge.
For purposes of the severance compensation agreements and the SPP, “change in control” means the occurrence of any of the following events:

•
Any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the direct or indirect beneficial owner of 20% or more of the combined voting power of our then-outstanding voting securities (other than as a result of an issuance of securities approved by Continuing Directors (as defined below) or open-market purchases approved by Continuing Directors at the time of purchase), unless (in the case of beneficial ownership that does not exceed 30% of such voting securities) at least two-thirds of Continuing Directors determine that such event does not constitute a “change in control”;

•
As a result of a reorganization, merger, share exchange or consolidation (each, a “Business Combination”), a contested election of Directors, or a combination thereof, the Continuing Directors cease to constitute a majority of our or any successor’s board of directors within two years of the last of such transaction(s); or

•
There is a shareholder-approved Business Combination unless (a) all or substantially all of our outstanding voting securities’ beneficial owners immediately prior to the Business Combination own more than 60% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors resulting from the Business Combination (with no one person owning more than 30%), in substantially the same proportions as immediately before the Business Combination and (b) at least a majority of the post-Business Combination Directors are Continuing Directors.

In the event of a hypothetical occurrence of both a change in control and a termination of a named executive officer’s employment in accordance with such officer’s severance compensation agreement (other than for Mr. LaBauve, who does not have a severance compensation agreement) and applicable incentive award agreements, and assuming these events took place on December 31, 2018, with the closing market price of our Common Stock at $77.07 per share as of that date, each named executive officer would be entitled to the following estimated payments and accelerated vesting:

Estimated Payments and Benefits under the Severance Compensation Agreements (1)
Name	Lump-sum severance payment and Non- competition agreement (2)	Accelerated value(s) of time-based equity compensation (3)	Accelerated value(s) of performance units	Elimination of offsets under SERP	Counseling and other insurance benefits (3)	Total
Luther C. Kissam IV	$6,615,963	$6,085,287	$10,287,509	$240,767	$93,791	$23,323,317
Scott A. Tozier	$2,372,302	$1,432,928	$2,358,804	N/A	$79,952	$6,243,986
Karen G. Narwold	$2,054,583	$1,691,710	$1,888,318	N/A	$79,952	$5,714,563
___________________________________________________

(1)	We do not provide our executives with excise tax gross ups for change in control payments.

(2)
As described above, upon termination following a change in control, the named executive officer would be entitled to a lump-sum severance payment equal to two times annual base compensation and target annual variable compensation (except that Mr. Kissam would be entitled to two times annual base compensation and the higher of target variable compensation for the year the change in control occurs or the actual annual variable compensation for the year preceding the change in control), in all cases reduced by the non-competition payment amount as determined by a third-party in the business of valuing non-competition payments in return for an agreement not to compete for a two-year period post-termination. As the non-competition payment is not determinable at this time, only the total severance payment amount without the reduction, is reflected in the table.

(3)
This amount includes (i) outplacement counseling and financial counseling, in each case not to exceed $25,000, (ii) estimated relocation benefits if the executive has relocated within two years prior to the change in control and is relocating back to his/her original location, and (iii) the value of medical, dental and vision benefits continuation for (a) two years post-termination for Mr. Kissam and (b) 18 months post-termination for Messrs. Tozier and Juneau and Ms. Narwold.

CEO Pay Ratio

The principles that guide us for our executive compensation program are not different than for the organization at large:

•	We use the market median as our reference point for our compensation and benefits program

•	The market median is specific for the country in which we compete for talent

•	The market median is also specific for the job level for each of our employees

•
The market median also determines the mix between base pay, short term incentive pay, long term equity and benefits; as the job level increases we typically see an increase on total compensation as well as an increase in that portion of total compensation that is equity based and the portion that is based on performance

We disclose below the ratio of our Chief Executive Officer’s (CEO’s) annual total compensation relative to the median annual total compensation of the median employee of the Company for the year ended December 31, 2018. As permitted or required by Item 402(u) of Regulation S-K, our process for determining the total employee population and the median employee annual total compensation included the following factors.

•	Employee population

◦	We used our global system of record for all of our employees worldwide.

◦	We included all employees, whether a salaried employee or an hourly worker, and whether employed on a full-time, part-time, or seasonal basis.

◦	We used November 15, 2018 as our record date.

◦	To allow for comparisons across international jurisdictions, we converted into U.S. dollars any base cash compensation amounts denominated in non-U.S. currencies.

◦	We did not adjust for global cost of living differences.

•	Consistently applied compensation measure

◦
We determined the median employee annual total compensation by using a consistently applied compensation measure, namely, base salary or wages (“base cash compensation”), for all individuals, excluding our CEO, who were employed by us on November 15, 2018.

◦	For part-time workers, we did not adjust base cash compensation to the equivalent for a full time employee.

◦	We annualized the compensation for all permanent employees (full or part-time) who were not employed by us for all of 2018.

◦	For hourly employees base cash compensation is based on their hourly rate in combination with their standard hours of work.

Applying these and other relevant factors, we identified a median employee with total compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) of $78,867 for the year ended December 31, 2018. On the same basis, the total compensation for our CEO for the year ended December 31, 2018 was $6,581,558. Accordingly, for the year ended December 31, 2018, the ratio of our CEO’s total compensation to that of our median employee is 83:1.

Given the different methodologies that various public companies will use to determine an estimate of their CEO pay ratio, the ratio reported above should not be used as a basis for comparison between companies.

Equity Compensation Plan Information
The following table presents information as of December 31, 2018, with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Equity Compensation Plan Information
Equity Compensation Plans Approved by Shareholders (1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
2008 Incentive Plan	1,781,779	(2)	$67.13	1,707,355
2017 Incentive Plan	101,509	(3)	107.58	4,280,607
2013 Stock Plan for Non-Employee Directors	27,588	(4)	-	388,179
Total	1,910,876		69.31	6,376,141

(1)	We have no equity compensation plans that are not shareholder approved.

(2)
Amount includes, in addition to outstanding options and restricted stock unit awards payable in shares, 68,010 units, 113,658 units, 72,652 units and 63,117 units of the 2015 - 2018 Performance Unit Awards at Target, respectively.

(3)	Amount includes, in addition to outstanding options and restricted stock unit awards payable in shares, zero Performance Unit Awards at Target.

(4)	Amount reflects 27,588 deferred units invested in phantom shares under the 2013 Directors Plan that are to be paid in shares at a future time under the terms of the Plan.

PROPOSAL 1 – ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

Shareholders have an opportunity to cast an advisory vote on compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve, reject or abstain from voting on the proposed resolution regarding our fiscal year 2018 executive compensation program.
Our compensation philosophy policies are described in the Compensation Discussion and Analysis and the Compensation of Executive Officers sections, and the accompanying tables (including all footnotes) and narrative, beginning on page 6 of this Proxy Statement. The Committee designs our compensation policies for our named executive officers to create executive compensation arrangements linked to the creation of long-term growth, sustained shareholder value and individual and annual corporate performance, and to be competitive with peer companies of similar size, value and complexity, as well as encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2018, the Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk-taking.
At our 2018 annual meeting of shareholders, we conducted our say-on-pay vote, regarding our 2017 executive compensation program. Approximately 92% of the shares voted at our 2018 annual meeting were cast in favor of our advisory vote on NEO compensation.  We initiated an extensive outreach effort with our largest shareholders in 2016 and 2017, which we continued in 2018, discussing their concerns and making changes to our executive compensation programs that we believe further align our compensation program with our business strategy and our shareholders’ interests. See “Aligning our Incentives with our Strategy and Shareholder Interests,” beginning on page 7 of this Proxy Statement, for more information as to significant changes and updates that the Executive Compensation Committee made in 2018.
The Committee values the opinions of our shareholders, and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate. The approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. However, neither the approval nor the disapproval of this resolution will be binding on the Board of Directors or the Company nor construed as overruling a decision by the Board of Directors or the Company. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board of Directors or the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS:
“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

GOVERNANCE MATTERS
Our Board of Directors and management periodically review our Corporate Governance Guidelines and other corporate governance policies, principles and procedures, to determine whether they should be revised to address recent changes in regulatory requirements and evolving governance practices.
Our Corporate Governance Guidelines, including Director independence standards, our Code of Business Conduct and the charters of our Audit & Finance, Executive Compensation, Nominating & Governance, Capital Investment, and Health, Safety & Environment Committees are available on our website at www.albemarle.com (See Investors/Corporate Governance) and are available in print to any shareholder upon request by contacting our Investor Relations department.
Director Independence
The Board has determined that Directors Brlas, Hernandez, Maine, Masters, O’Brien, O'Connell, Seavers, Steiner, Taggart and Wolff are each “independent” as described by the NYSE listing standards and the independence standards of our Corporate Governance Guidelines.
In order for a Director or nominee to be considered “independent” by the Board, he or she must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence, and (ii) not have any material relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any of our executive officers or any of our affiliates’ executive officers. In evaluating the materiality of any such relationship, the Board takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board must make a determination that the relationship is not material as a prerequisite to finding that the Director or nominee is “independent.”
Board Leadership Structure and Role in Risk Oversight
Leadership Structure
As part of our annual corporate governance and succession planning review, the Nominating & Governance Committee and the Board evaluate our board leadership structure to ensure that the structure in place is appropriate for the Company at the time.
The Company combined the roles of Chairman of the Board and CEO in November 2016. Given our current circumstances and operating strategies, we believe that having a combined Chairman of the Board and CEO is the appropriate structure for our shareholders and our Company. Mr. Masters serves as our Lead Independent Director. The Company continues to benefit from the leadership experience of our Lead Independent Director, Mr. Masters, and the strategic vision of our Chairman, President and CEO, Mr. Kissam.
Our Corporate Governance Guidelines provide for either structure by including a description of the responsibilities for both a Non-executive Chairman of the Board and a Lead Independent Director in Annexes B and A thereof, respectively.
Risk Oversight
Our Board has primary responsibility for risk oversight, with general oversight delegated to the Audit & Finance Committee. To assist the Board and the Audit & Finance Committee with that responsibility, management established an Enterprise Risk Management (“ERM”) process that is led by the Chief Financial Officer (“CFO”), and our Vice President - Audit and Risk Management, and managed by the Company’s ERM Committee, with cross functional representation by senior Company leaders worldwide. The ERM Committee meets regularly to identify, discuss and assess Company-wide risks and develop action plans to mitigate those risks categorized as having the largest potential financial, reputational and/or health, safety or environmental impacts – all of which are included in an annual report. The CFO and Chief Risk and Compliance Officer regularly report to the Audit & Finance Committee, generally highlighting those risks identified as the most significant, reviewing the Company’s methods of risk assessment and risk mitigation strategies, and updating the Audit & Finance Committee on issues the ERM Committee has identified as possible emerging risks.
The Audit & Finance Committee reports to the full Board on risk oversight, among other matters. Additionally, the Board receives a copy of the annual ERM report presented by the Vice President - Audit and Risk Management to the Audit & Finance Committee in which the Company identifies its risk areas and oversight responsibility. The Board also engages in periodic discussions with the CFO, Chief Risk and Compliance Officer and other members of the ERM Committee, as appropriate.
While the Audit & Finance Committee is responsible for, among other matters, general ERM, the full Board and each of the other standing Board Committees consider risks within their area of responsibility. The Board oversees corporate strategy, business development, capital structure, market exposure, intellectual property, legal and country-specific risks. The Executive Compensation Committee considers human resources risks and potential risks relating to our employee (including executive) compensation programs. See the “Compensation Risk Assessment,”  beginning on page 26. The Nominating & Governance Committee considers governance risks. The Health, Safety & Environment Committee considers the effectiveness of our health, safety and environmental protection programs and initiatives. The Health, Safety & Environment Committee also assists the Board with oversight of matters related to the enhancement of our global reputation, our corporate social responsibility and the stewardship and sustainability of our products. Each of the Committees regularly reports to the Board.
We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the Committee level, with ultimate oversight by the full Board.
Director Retirement Policy
Our Corporate Governance Guidelines provide that in general, a non-employee director should not stand for re-election in the year in which he or she reaches 72 years of age, although the Board shall have the authority to grant exceptions to this limitation on a case-by-case basis. None of our current directors attained or will attain the age of 72 in 2019.
Meetings of Non-Management Directors
Executive sessions of the non-management members of the Board were held regularly in conjunction with scheduled meetings of the full Board during 2019. Prior to his retirement Mr. Nokes, and effective on May 8, 2018 Mr. Masters, in their roles as Lead Independent Director, presided at the executive sessions of the non-management Directors held during the year. Shareholders and other interested persons may contact the Chair of the Nominating & Governance Committee or the non-management members of the Board as a group through the method described in “Questions and Answers about this Proxy Statement and the Annual Meeting,” on page 70.
Director Continuing Education
We encourage Directors to attend periodic director continuing education programs. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our Directors for tuition and expenses associated with attending these programs.
Attendance at Annual Meeting
We expect all Directors to attend the annual meeting of shareholders each year. All incumbent Directors attended our 2018 annual meeting of shareholders. Mr. O'Connell and Mr. Seavers were new nominees for election to our Board at our 2018 annual meeting of shareholders.
Board Meetings
The Board meets during the year to review significant developments affecting us and to act on matters requiring Board’s approval, and may hold special meetings between scheduled meetings when appropriate. During 2018, the Board held seven meetings.
Committees of the Board of Directors; Assignments and Meetings
The Board maintains the following five standing Committees: Audit & Finance; Executive Compensation; Nominating & Governance; Health, Safety & Environment and Capital Investment. In addition, the Board maintains an Executive Committee, composed of Messrs. Masters and Kissam. Additionally, the Board determined that all members of the standing Committees are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. See “Director Independence” on page 44.
The following table lists Committee assignments of each current Director as of the March 8, 2019 record date and the number of times each committee met during 2018.  Each of the Directors attended over 75% of the total number of Board meetings and meetings of the Committees of the Board of Directors on which the Director served in 2018.

	Audit & Finance Committee	Executive Compensation Committee	Nominating & Governance Committee	Health Safety & Environment Committee	Capital Investment Committee*
Management Director
Luther C. Kissam IV
Independent Directors
M. Laurie Brlas	☐				▲
William H. Hernandez	▲		☐
Douglas L. Maine	☐		☐
J. Kent Masters		☐			☐
James J. O’Brien	☐		▲
Diarmuid B. O'Connell		☐		☐
Dean L. Seavers	☐				☐
Gerald A. Steiner		☐		▲
Harriett Tee Taggart		☐		☐
Alejandro D. Wolff		▲		☐
Number of Meetings in 2018	6	5	4	4	3

▲	Chair	☐	Member
*Formed in February 2018.

Audit & Finance Committee
The Audit & Finance Committee is a separately designated standing committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The duties of the Audit & Finance Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Governance Documents/Audit & Finance Committee). The Board of Directors has determined that all Audit & Finance Committee members, as required by SEC regulations and NYSE rules, are financially literate, and the Board of Directors has determined that each of Ms. Brlas and Messrs. Hernandez, O’Brien and Maine is an “audit committee financial expert,” as that term is defined in the rules of the SEC under the Sarbanes-Oxley Act of 2002. Please also see the “Audit & Finance Committee Report,”  beginning on page 66.
Executive Compensation Committee
The duties of the Executive Compensation Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Governance Documents).
The Executive Compensation Committee’s primary role is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers and other key employees, including the named executive officers listed in this Proxy Statement. The Executive Compensation Committee has the overall responsibility of evaluating the performance (and determining the compensation) of the CEO and approving the compensation structure for senior management and other key employees.
The Executive Compensation Committee also approves cash incentive awards and compensation packages of certain executive-level personnel and may grant stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and cash incentive awards under the Plan.
The Executive Compensation Committee reviews and approves the performance, compensation and annual performance goals of the CEO with input from all independent Directors and the CEO’s self-evaluation. The Executive Compensation Committee approves the compensation of the other named executive officers based upon the evaluation and recommendation of the CEO. The Executive Compensation Committee periodically meets with members of senior management in order to assess progress toward meeting long-term objectives. The Executive Compensation Committee reports regularly to the Board of Directors on matters relating to the Executive Compensation Committee’s responsibilities. In addition, the Executive Compensation Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information with respect to the Executive Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 6.
In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee receives information and support from the Company’s Human Resources Department and has retained Pearl Meyer as the Executive Compensation Committee’s outside independent compensation consulting firm. Pearl Meyer is a nationally recognized executive compensation consultant and the Executive Compensation Committee has retained it to provide information concerning compensation paid by competitors and members of our Peer Group and to assist in designing executive compensation plans. No member of the Executive Compensation Committee or the management of the Company is, or has been, affiliated with Pearl Meyer. For additional information with respect to the Executive Compensation Committee and Pearl Meyer, please see “Compensation Discussion and Analysis” beginning on page 6.

Independence of the Executive Compensation Consultant
The Executive Compensation Committee has concluded that its compensation consultant, Pearl Meyer, is independent and does not have a conflict of interest in its engagement by the Executive Compensation Committee. In making this conclusion, the Executive Compensation Committee considered the following factors confirmed to the Committee by the compensation consultant:

•	In 2018, Pearl Meyer provided compensation advisory services only to the Executive Compensation Committee and the Nominating & Governance Committee;

•	The ratio of Pearl Meyer’s fees from the Company to Pearl Meyer’s total revenue over the last 12 months is less than 1%;

•	Pearl Meyer maintains a conflicts policy to prevent a conflict of interest or any other independence issue;

•	None of the individuals on the Pearl Meyer team assigned to the Company has any business or personal relationship with members of the Executive Compensation Committee outside the engagement;

•
Neither the individuals on the Pearl Meyer team assigned to the Company, nor to our knowledge, Pearl Meyer, has any business or personal relationship with any of our executive officers outside the engagement; and

•	None of the individuals on the Pearl Meyer team assigned to the engagement maintains any direct individual position in our stock.
Executive Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Executive Compensation Committee related to any other member of the Executive Compensation Committee, any other member of the Board of Directors or any executive officer of the Company. No executive officer of the Company served as a Director or member of the compensation committee of another entity, one of whose executive officers is a member of the Company’s Executive Compensation Committee.
Nominating & Governance Committee
The duties of the Nominating & Governance Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Governance Documents).
The Nominating & Governance Committee assists the Board of Directors on all matters relating to the selection, qualification, duties, and compensation of members of the Board of Directors, as well as the annual evaluation of the Board of Directors’ performance and processes. The Nominating & Governance Committee also assists the Board of Directors with oversight of corporate governance.
The Nominating & Governance Committee identifies Director candidates through recommendations made by members of the Board of Directors, management, shareholders and others, including professional search firms.
Director Candidate Recommendations and Nominations by Shareholders
Shareholders should submit any director candidate recommendations to the Nominating & Governance Committee through the method described in “Questions and Answers About This Proxy Statement and the Annual Meeting,” “How do I communicate with the Board of Directors?” on page 75. In addition, in accordance with our Bylaws, any shareholder entitled to vote for the election of Directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in our Bylaws and summarized in “Shareholder Proposals” on page 75. Copies of our Bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company.
Nominating & Governance Committee Process for Identifying and Evaluating Director Candidates
The Nominating & Governance Committee identifies and evaluates all Director candidates in accordance with the Director qualification standards described in the Corporate Governance Guidelines. The Board of Directors as a whole is constituted to be strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, and global markets. The Nominating & Governance Committee reviews its effectiveness in balancing these considerations through its ongoing consideration of Directors and nominees, as well as the Nominating & Governance Committee’s annual self-evaluation process.
The Nominating & Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board of Directors based on the background and expertise of individual members of the Board of Directors as well as the background and expertise of the Board of Directors as a whole. The Nominating & Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors; the balance of management and independent Directors; diversity in gender, ethnicity, background and experiences; the need for Audit & Finance Committee expertise, and the evaluation of other prospective nominees. The Nominating & Governance Committee is committed to including in each director search qualified candidates who reflect a diversity of backgrounds, including diversity of gender and ethnicity.
In addition, the Nominating & Governance Committee will evaluate a candidate’s background and expertise in the context of the Board of Directors’ needs. The Committee maintains a list of general criteria for the nomination of Director candidates, which incorporates the skills, qualities and experiences deemed most important to the successful governance of the Company. The Nominating & Governance Committee periodically reviews this list to determine if there are new skills, qualities and/or experiences that ought to be considered. At the same time, it evaluates the skills and performance of existing Directors to assess the future needs of the Board of Directors (upon the retirement of Directors or otherwise). When particular needs are identified, a search is initiated with sufficient time for adequate research and deliberation.
When considering a Director standing for re-election, in addition to the attributes described above, the Nominating & Governance Committee also considers that individual’s past contribution and future commitment to the Company. The Nominating & Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. The Nominating & Governance Committee is committed to effective succession planning and refreshment for our Board of Directors, including having honest and difficult conversations with existing Directors as may be deemed necessary.
After completing potential Director nominees’ evaluations, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after  considering the recommendation of the Nominating & Governance Committee. There is no difference in the manner by which the Nominating & Governance Committee evaluates prospective nominees for Directors based upon the source from which the individual was first identified, including whether a candidate is recommended by a shareholder.
In addition, in 2017, the Board adopted amendments to our Bylaws to implement proxy access. A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws.
The Nominating & Governance Committee did not receive any Board of Director candidate recommendations from any shareholders in connection with the 2019 Annual Meeting.
Health, Safety & Environment Committee
The duties of the Health, Safety & Environment Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Governance Documents).
The Health, Safety & Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities in assessing the effectiveness of our health, safety and environmental programs and initiatives, including our progress toward the enhancement of our global reputation, our corporate social responsibility and the stewardship and sustainability of our products.
Capital Investment Committee
In February 2018, our Board established the Capital Investment Committee to assist the Board with oversight of management's execution of major capital expenditure projects in support of the Company's strategic plans. This committee is responsible for, among other matters, advising and informing the Board on the critical path and costs for capital projects, as well as risk oversight and making recommendations to the Board with respect to new major capital expenditures.
The duties of the Capital Investment Committee are further set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Governance Documents).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board of Directors has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. The Audit & Finance Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit & Finance Committee or the disinterested members of the Board of Directors approves or ratifies such transaction in accordance with the guidelines set forth in the policy, if the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, or if the transaction involves compensation approved by our Executive Compensation Committee. The Audit & Finance Committee has pre-approved certain transactions.
In the event our management determines to recommend a related person transaction, such transaction must be presented to the Audit & Finance Committee for approval. After review, the Audit & Finance Committee will approve or disapprove such transaction and at each subsequently scheduled Audit & Finance Committee meeting, our management will update the Audit & Finance Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our CEO or the CFO, determines that it is not practicable or desirable for us to wait until the next Audit & Finance Committee meeting to review a proposed related person transaction, the Chair of the Audit & Finance Committee has delegated authority to act on behalf of the Audit & Finance Committee. The Audit & Finance Committee (or its Chair) approves only those related person transactions that it determines in good faith to be in, or not inconsistent with, our best interests and the best interests of our shareholders and which is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
To the extent that the Board of Directors has approved a standing resolution with respect to the repurchase of outstanding shares of Common Stock, the Audit & Finance Committee has pre-approved the repurchase of shares of Common Stock from related persons, provided that such repurchase is in compliance with such standing resolution and the terms offered to the related persons are no less favorable to us than those that could be obtained in arm’s length dealings with an unrelated third party.
For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit & Finance Committee may rely upon Item 404 of Regulation S‑K.
A “related person” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a Director or executive officer of the Company or a nominee to become a Director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Director, executive officer, nominee or more than 5% beneficial owner and any person (other than a tenant or employee) sharing the household of such Director, executive officer, nominee or more than 5% beneficial owner, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
The Audit & Finance Committee was not presented with, and the Company did not participate in any related person transactions in 2018.

DIRECTOR COMPENSATION
In 2018, non-employee Directors received an annual retainer fee that was paid quarterly and an additional amount of cash compensation based on their service as Non-executive Chairman of the Board or Lead Independent Director or chairperson of a Committee (prorated for less than full year service, if applicable). The amounts payable with respect to each of such roles were the following:

Annually
Lead Independent Director or Non-Executive Chairman of the Board, as applicable	$50,000
Director Retainer Fee	$100,000
Audit & Finance Committee Chair Fee	$20,000
Capital Investment Committee Chair	$10,000
Executive Compensation Committee Chair Fee	$15,000
Health, Safety & Environment Committee Chair Fee	$10,000
Nominating & Governance Committee Chair Fee	$10,000

In addition, in accordance with the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation (the “2013 Directors Plan”), non-employee Directors received shares of Common Stock equal to the amount of $130,000 divided by the closing price per share of Common Stock on July 2, 2018, which was $93.48. The number of shares granted was rounded up to the nearest 25-share increment. We also reimbursed each of our non-employee Directors for reasonable travel expenses incurred in connection with attending Board of Directors and Committee meetings. Mr. Kissam was not paid separately for his service on the Board of Directors.
The following table presents information relating to total compensation of the Directors for the fiscal year ended December 31, 2018, excluding Mr. Kissam who does not receive compensation from the Company in his capacity as a Director.

Name	Cash Compensation (1)	Stock Awards (2)	Total
Mary Lauren Brlas	$108,528	$130,872	$239,400
William H. Hernandez	$120,000	$130,872	$250,872
Douglas L. Maine	$100,000	$130,872	$230,872
J. Kent Masters	$137,734	$130,872	$268,606
James J. O'Brien	$110,000	$130,872	$240,872
Diarmuid B. O'Connell	$64,835	$151,016	$215,851
Dean L. Seavers	$64,835	$151,016	$215,851
Gerald A. Steiner	$106,484	$130,872	$237,356
Harriett Tee Taggart	$100,000	$130,872	$230,872
Alejandro Wolff	$109,725	$130,872	$240,597
___________________________________________________

(1)	Amounts shown include fees that have been deferred at the election of the Director under the 2013 Directors Plan and, as applicable, its predecessor deferred compensation plans.

(2)
Amounts shown represent the aggregate grant date fair value of stock awards recognized in fiscal year 2017 in accordance with FASB ASC Topic 718. Each non-employee Director received 1,400 shares of Common Stock (some of which were deferred by certain Directors) for service as a Director in July 2018. In accordance with the 2013 Directors Plan, non-employee Directors received shares of Common Stock equal to $130,000 divided by the closing price per share of Common Stock on July 2, 2018, which was $93.48, rounded up to the nearest 25-share increment. In addition, directors O'Connell and Seavers, who joined the Board on May 8, 2018, received 200 shares of Common Stock for service as a director in the remaining 2017 compensation year. Each of O'Connell and Seavers received shares of Common Stock equal to $120,000, prorated for the remaining 2017 compensation year (14.79%) divided by the closing price per share of Common Stock on May 8, 2018, which was $100.72, and rounded up to the nearest 25-share increment. The amounts set forth above reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each of the non-employee Directors. All shares granted pursuant to the 2013 Directors Plan vest the July 1st next following the grant date.
2013 Directors Plan
The 2013 Directors Plan provides for the grant of shares of Common Stock to each non-employee Director (each, a “participant”) of the Company. In the event of a change in capital, shares of capital stock or any special distribution to our shareholders, the administrator of the 2013 Directors Plan will make equitable adjustments in the number of shares of Common Stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of Common Stock that may be issued under the 2013 Directors Plan is 500,000 shares.
Our General Counsel administers the 2013 Directors Plan, interpreting all provisions of the 2013 Directors Plan, establishing administrative regulations to further the purpose of the 2013 Directors Plan and taking any other action necessary for the proper operation of the 2013 Directors Plan. The Company has discretionary authority to increase the amount of shares of Common Stock issued to each participant during the compensation year, subject to a $150,000 limitation on the value of the shares to be issued to any participant in any compensation year.
Our General Counsel may amend, suspend or terminate the 2013 Directors Plan, but no such amendment can (i) increase the number of shares of Common Stock that may be granted to any participant (except as described above) or (ii) increase the total number of shares of Common Stock that may be granted under the 2013 Directors Plan. Any amendment of the 2013 Directors Plan must comply with applicable rules of the NYSE.
Deferred Compensation
Under the 2013 Directors Plan, non-employee Directors may defer, in 10% increments, all or part of their retainer fee and/or chair fees into a deferred cash account and may defer, in 10% increments, all or part of their stock compensation into a deferred phantom stock account. Fees deferred, in whole or in part, into a phantom stock account are recorded by the Company as phantom shares. Deferred cash accounts and phantom stock accounts are unfunded and maintained for record-keeping purposes only.
Distributions under the 2013 Directors Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to ten years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of Common Stock. Unless otherwise elected by the participant as permitted under the 2013 Directors Plan, distributions will begin on February 15 following the earlier of the participant’s turning 65 years old or ending his or her tenure as a Company Director. For 2018, Messrs. Hernandez, O’Brien, Steiner and Wolff each elected to defer all of their stock compensation into their respective deferred phantom stock accounts.

STOCK OWNERSHIP
Principal Shareholders
The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of March 8, 2019, of more than 5% of the issued and outstanding shares of our common stock.

Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
The Vanguard Group
100 Vanguard Blvd.
Malvern, Pennsylvania 19355	12,646,075	(1)	11.9%
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403	9,199,735	(2)	8.7%
BlackRock, Inc.
55 East 52nd Street
New York, New York 10055	7,445,317	(3)	7.0%
Prudential Financial, Inc.
751 Broad Street
Newark, NJ 07102	7,084,880	(4)	6.7%
Jennison Associates LLC
466 Lexington Avenue
New York, NY 10017	6,954,209	(5)	6.6%
State Street Corp.
One Lincoln Street
Boston, Massachusetts 02111	6,859,226	(6)	6.5%
___________________________________________________

*	Calculated based upon 105,885,909 shares of Common Stock outstanding as of March 8, 2019.

(1)
Based solely on the information contained in the Schedule 13G Amendment filed by The Vanguard Group (“Vanguard”) with the SEC on February 11, 2019. Vanguard had sole voting power over 123,223 shares of Albemarle’s Common Stock, shared voting power over 23,104 shares of Albemarle’s Common Stock, sole dispositive power over 12,502,237 shares of Albemarle’s Common Stock and shared dispositive power over 143,838 shares of Albemarle’s Common Stock.

(2)
Based solely on the information contained in the Schedule 13G Amendment filed by Franklin Resources, Inc. (“Franklin Resources”), and Charles B. Johnson and Rupert H. Johnson, Jr., individuals who are control persons of Franklin Resources, Fiduciary Trust Company International (“Fiduciary Trust”), and Franklin Advisors, Inc. (“Franklin Advisors”) with the SEC on January 25, 2019. Each of Franklin Resources, Charles B. Johnson and Rupert H. Johnson, Jr. had sole voting power over no shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over no shares of Albemarle’s Common Stock and shared dispositive power over no shares of Albemarle’s Common Stock. Franklin Advisors had sole voting power over 9,164,030 shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over 9,164,030 shares of Albemarle’s Common Stock and shared dispositive power over no shares of Albemarle’s Common Stock. Fiduciary Trust had sole voting power over 35,705 shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over 35,705 shares of Albemarle’s Common Stock and shared dispositive power over no shares of Albemarle’s Common Stock.

(3)
Based solely on the information contained in the Schedule 13G Amendment filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 4, 2019. BlackRock had sole voting power over 6,580,238 shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over 7,445,317 shares of Albemarle’s Common Stock and shared dispositive power over no shares of Albemarle’s Common Stock.

(4)
Based solely on the information contained in the Schedule 13G Amendment filed by Prudential Financial, Inc. (“Prudential”) with the SEC on January 31, 2019. Prudential, through its parent/subsidiary relationship with Jennison Associates LLC and Quantitative Management Associate LLC, had sole voting power over 317,825 shares of Albemarle’s Common Stock, shared voting power over 3,513,573 shares of Albemarle’s Common Stock, sole dispositive power over 317,825 shares of Albemarle’s Common Stock and shared dispositive power over 6,767,055 shares of Albemarle’s Common Stock.

(5)
Based solely on the information contained in the Schedule 13G Amendment filed by Jennison Associates LLC (“Jennison”) with the SEC on January 31, 2019. Jennison had sole voting power over 3,700,727 shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over no shares of Albemarle’s Common Stock and shared dispositive power over 6,954,209 shares of Albemarle’s Common Stock.

(6)
Based solely on the information contained in the Schedule 13G filed by State Street Corp. (“State Street”) with the SEC on February 13, 2019. State Street had sole voting power over no shares of Albemarle’s Common Stock, shared voting power over 6,418,695 shares of Albemarle’s Common Stock, sole dispositive power over no shares of Albemarle’s Common Stock and shared dispositive power over 6,148,661 shares of Albemarle’s Common Stock.

Directors and Executive Officers
The following table sets forth as of March 8, 2019, the beneficial ownership of Common Stock by each Director of the Company, the named executive officers listed in the Summary Compensation Table, and all Directors and named executive officers of the Company as a group. The business address for matters related to the Company for each of our Directors, Director nominees and named executive officers is 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209.

Name of Beneficial Owner or Number of Persons in the Group	Number of Shares Beneficially Owned(1)		% of Class	Phantom Shares Without Voting or Investment Power (2)
Mary Lauren Brlas	1,150		*	—
William H. Hernandez	5,000		*	12,194
Luther C. Kissam IV	742,730	(3)	*	—
Donald J. LaBauve, Jr.	31,492	(4)	*	—
Douglas L. Maine	25,300		*	—
J. Kent Masters	13,804		*	—
Karen G. Narwold	103,023	(5)	*	—
James J. O’Brien	2,082		*	10,115
Diarmuid B. O'Connell	200		*	—
Dean L. Seavers	200		*	—
Gerald A. Steiner	2,150		*	8,166
Harriett Tee Taggart	10,436	(6)	*	—
Scott A. Tozier	131,495	(7)	*	—
Alejandro Wolff	6,356		*	1,411
Directors and executive officers as a group (14 persons)	1,075,418		*	31,886
___________________________________________________

*
Indicates beneficial ownership of less than 1% of Common Stock. Calculated based upon 105,885,909 shares of Common Stock outstanding as of March 8, 2019 and assuming conversion or exercise of such holder’s options, as the case may be, for purposes of calculating the total number of shares outstanding, but not the conversion or exercise of securities held by third parties.

(1)
The amounts in this column include shares of Common Stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of March 8, 2019: Mr. Kissam: 304,989 shares; Mr. Juneau: 43,539 shares; Mr. Tozier: 50,688 shares; Ms. Narwold: 38,826 shares; and Mr. LaBauve: 11,542 shares.

(2)
The amounts in this column reflect phantom shares held in the deferred stock account of each person and represent an equivalent number of shares of Common Stock. Although such shares are not “beneficially owned” as defined under SEC rules, we believe that inclusion of such shares gives our shareholders important additional information regarding the shareholdings of our Directors.

(3)	Includes 8,255 shares held in the Albemarle Savings Plan.

(4)	Includes 9,513 shares held in the Albemarle Savings Plan.

(5)	Includes 529 shares held in the Albemarle Savings Plan.

(6)	Shares held jointly with spouse.

(7)	Includes 1,560 shares held in the Albemarle Savings Plan.

Stock Ownership Guidelines
To further align the interests of our Directors and officers with our shareholders, the Company also has stock ownership guidelines that require the retention of our shares. Officers are expected to achieve ownership in the amounts set forth in the table below within five years of being appointed to the relevant role.

Name	Guideline
CEO	6 X base salary
CFO	4 X base salary
Other NEOs	3 X base salary

Non-employee Directors are expected to achieve ownership of an amount equal to 5 X their annual cash retainer within five years of being appointed as a Director, which retainer is currently set at $100,000. In order to help ensure robust stock ownership, directors and officers will be required to hold at least 50% of the post-tax net shares vesting in any twelve month period until they meet their guideline multiple, and will be deemed to be in compliance with the guidelines if they sell no more than that amount.
Our insider trading policy prohibits, among other things, Directors, officers and employees from hedging, short selling or pledging the Company’s shares. In addition, to further align our Directors’ and NEOs’ interests with those of our shareholders, our insider trading policy restricts purchases and sales of our stock by Directors and certain employees, including NEOs, to the 30-day period beginning on the third trading day following an earnings announcement (the day of the announcement constituting the first day) and only after being cleared to trade by our General Counsel or a designee thereof, or in accordance with a previously existing Rule 10b5-1 trading plan that meets applicable SEC requirements.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on our review of the forms required by Section 16(a) of the Exchange Act furnished to us, we believe that our officers, Directors and beneficial owners of greater than 10% of Common Stock were compliant with all applicable filing requirements in 2018.

PROPOSAL 2 – ELECTION OF DIRECTORS
The Board of Directors, upon unanimous recommendation of the Nominating & Governance Committee, unanimously approved the persons named below as nominees for election to the Board of Directors at the Annual Meeting. Each of the nominees is currently a member of the Board of Directors. Each of the nominees (i) has been nominated for election at the 2019 Annual Meeting to hold office until the 2020 annual meeting of shareholders or, if earlier, the election or appointment of his or her successor, and (ii) has consented to being named as such and to serve as such if elected. The proxies submitted for the Annual Meeting cannot be voted for more than eleven nominees.
Proxies will be voted “FOR” the election of the persons named below (or if for any reason such persons are unavailable, for such substitutes as the Board of Directors may designate) as Directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a Director until his or her successor is elected at our 2020 annual meeting of shareholders or until his or her earlier resignation, replacement or removal.
Each nominee is listed below with information as of the Record Date (March 8, 2019) concerning age, principal occupation, employment and directorships during the past five years and positions with the Company, if applicable, and the year in which he or she first became a Director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to his or her nomination as a Director, in light of the Company’s business and governance structure.
The table below highlights the qualifications and experience of each member of our Board that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. While a dot indicates competency or experience in the relevant area, this high-level summary is not intended to be an exhaustive list of each nominee’s skills or contributions.

Director Skills Matrix

Albemarle Corporation Board of Directors	M. Lauren Brlas	William Hernandez	Luther Kissam, IV	Douglas Maine	Kent Masters	James O'Brien	Diarmuid O'Connell	Dean Seavers	Gerald Steiner	Harriett Tee Taggart	Alejandro Wolff
KEY COMPETENCIES
Current or Recent Service as a Public Company CEO or COO	Y	N	Y	N	Y	Y	N	Y	N	N	N
P&L Experience	•	•	•	•	•	•	•	•	•
Relevant Industry Experience	•	•	•		•	•	•	•	•	•
R&D/Innovation Experience	•		•		•	•	•	•	•		•
Manufacturing/Operations Experience	•		•	•	•	•	•	•			•
Global/Emerging Markets Experience	•	•	•	•	•	•	•	•	•	•	•
Supply Chain and Logistics Experience	•	•		•	•	•	•

Director Skills Matrix

Albemarle Corporation Board of Directors	M. Lauren Brlas	William Hernandez	Luther Kissam, IV	Douglas Maine	Kent Masters	James O'Brien	Diarmuid O'Connell	Dean Seavers	Gerald Steiner	Harriett Tee Taggart	Alejandro Wolff
KEY COMPETENCIES
IT/Cybersecurity/Technology Capability	•			•		•	•	•			•
Financial Literacy	•	•	•	•	•	•	•	•	•	•	•
M&A Experience	•	•	•	•	•	•	•	•	•	•	•
Risk Management	•	•	•	•	•	•	•	•	•	•	•
Public Company Compliance/Governance	•	•	•	•	•	•	•	•	•	•	•
Strategy Development	•	•	•	•	•	•	•	•	•	•	•
Public Company Executive Compensation	•	•		•	•	•				•	•
Leadership Development/Succession Planning	•	•	•	•	•	•	•	•	•	•	•
Public/Government Affairs			•	•	•	•	•	•	•	•	•
BOARD COMPOSITION
Age	61	70	54	70	58	64	55	58	58	70	62
Tenure (Years)	2	8	7	4	4	6	1	1	5	12	4
Diversity	•	•						•		•	•
BOARD COMMITTEES
Audit & Finance	Y	C		Y		Y		Y
Executive Compensation					Y		Y		Y	Y	C
Nominating & Governance		Y		Y		C
Capital Investment	C				Y			Y
Health, Safety & Environment							Y		C	Y	Y

Director Nominees

Skills that align with our strategy:
	●	Operations and finance experience in the natural resources industry brings relevant perspective during time of growth in our Lithium business
	●	Extensive background in financial and governance matters

Experience:
	●	Former Executive Vice President and Chief Financial Officer of Newmont Mining Corporation from September 2013 until October 2016 (retired December 2016)
	●	Former Executive Vice President and President Global Operations of Cliffs Natural Resources
M. Laurie Brlas Age: 61 Director since 2017
Other Public Company Directorships:
	●	Chairman of the Board of Perrigo Company plc since April 2016; Director since August 2003; not standing for re-election in April 2019
	●	Director, Exelon Corporation since October 2018
	●	Director, Graphic Packaging since January 2019

Skills that align with our strategy:
	●	Broad experience in corporate finance, risk management, operations, mergers and acquisitions, strategic planning and executive compensation
	●	Highly qualified in the fields of accounting, internal controls and economics

Experience:
	●	Retired; former Senior Vice President, Finance, and Chief Financial Officer of PPG Industries, Inc. (1995 to 2009)

Other Public Company Directorships:
William H. Hernandez Age: 70 Director since 2011	●	Northrop Grumman Corporation, since September 2013
	●	USG Corporation, since September 2009

Skills that align with our strategy:
	●	Mr. Kissam’s knowledge of the Company and its operations is invaluable to the Board of Directors in evaluating and governing the Company’s future
	●	Extensive knowledge in the areas of leadership, global operations management, corporate finance, safety, risk oversight, mergers and acquisitions, and corporate governance

Experience:
	●	Chief Executive Officer of the Company since September 2011
	●	President and Chief Executive Officer of the Company since May 2013
	●	President from March 2010 through March 2012
Luther C. Kissam IV Age: 54 Director since 2011 Chairman since 2016	●	Former Executive Vice President, Manufacturing, Law and HS&E from May 2009 through March 2010
●
Former Senior Vice President, Manufacturing and Law, and Corporate Secretary from January 2008 through May 2009 and our Vice President, General Counsel and Secretary from October 2003 through December 2007

	●	Former Vice President, General Counsel and Secretary of Merisant Co. (manufacturer and marketer of sweetener and consumer food products)
	●	Assistant General Counsel of Monsanto Company (provider of agricultural products and solutions)

Skills that align with our strategy:
	●	Prior service on board of Rockwood (acquired by Albemarle in 2015)
	●	Experienced in corporate finance, technology and strategic planning

Experience:
	●	Retired; Former Chief Financial Officer of IBM
	●	Former Chief Financial Officer of MCI
	●	Member, Standing Advisory Group for the Public Company Accounting Oversight Board (PCAOB)

Douglas L. Maine Age: 70 Director since 2015	Other Public Company Directorships:
	●	Acreage Holdings Inc. (Since 2018)

Skills that align with our strategy:
	●	Significant global business experience in key industries relevant to our large capital projects, such as engineering and construction, power equipment and industrial gases
	●	Prior service on the board of Rockwood

Experience:
●
Former Chief Executive Officer of Foster Wheeler AG, a global engineering and construction contractor and power equipment supplier (October 2011 to November 2014 when acquired by Amec Plc) when Foster Wheeler AG was acquired by Amec plc to form Amec Foster Wheeler plc

J. Kent Masters Age: 58 Director since 2015 Lead Director since 2018	●	Former member of the executive board of Linde AG, a global leader in manufacturing and sales of industrial gases, with responsibility for the Americas, Africa and the South Pacific
	●	Former member of the board of directors of BOC Group, plc, a global industrial gas company, which was acquired by Linde AG in 2006
	●	Other directorships: QSuper Holdings, Inc. (private environmental services company) from 2016 to 2018; Amec Foster Wheeler plc from 2015 to 2017

Skills that align with our strategy:
	●	Extensive knowledge of the chemical industry
	●	Significant management experience and knowledge in the areas of finance, accounting, international business operations, risk oversight and corporate governance
	●	Significant experience gained from service on the board of directors of other public companies

Experience:
	●	Retired, Former Chairman of the Board and Chief Executive Officer of Ashland Inc. through December 2014
James J. O'Brien Age: 64 Director since 2012	●	Former President and Chief Operating Officer of Ashland Inc.; previously Senior Vice President and Group Operating Officer
	●	Former President of Valvoline

Other Public Company Directorships:
	●	Eastman Chemical Company (a specialty chemical company) since February 2016
	●	Humana Inc. (a managed health care company) since April 2006

Skills that align with our strategy:
	●	Experience in electric vehicle and energy storage industry, as well as valuable perspectives on global applications of alternative energy, that provide insights into the end uses of our products
	●	Background in marketing, government relations, operations and manufacturing will further contribute to the effectiveness of our Board

Experience:
●
Most recently served as Vice President, Corporate & Business Development of Tesla Motors Inc., an American electric vehicle manufacturer, energy storage company and solar panel manufacturer from 2010 to 2017; Vice President, Business Development from 2006 to 2010

Diarmuid B. O'Connell Age: 55 Director since 2018
	●	Former Chief of Staff, Bureau of Political Military Affairs at the U.S. Department of State

Other Public Company Directorships:
	●	Dana Incorporated since February 2018

Skills that align with our strategy:
	●	Executive leadership experience with companies in the energy, fire safety and technology industries
	●	Operational perspective and vision from a variety of industries representing end uses of our products

Experience:
	●	President, National Grid U.S. since 2014
	●	Executive Director, National Grid plc since April 2015
Dean L. Seavers Age: 58 Director since 2018	●	Founder and former President and CEO of Red Hawk Fire & Security (2012-2014)
	●	Former President of Global Services, United Technologies Corporation’s Fire & Security businesses
	●	Other directorships: National Grid, plc December 2014 to present; Red Hawk Fire & Security, 2012 to present

Skills that align with our strategy:
	●	Extensive experience in government affairs, global business, strategy and the renewable fuels and agricultural industry

Experience:
	●	Chief Executive Officer and member of the board of managers of Arvegenix Inc., a renewable fuel development company, since January 2015
	●	Formerly Executive Vice President, Sustainability and Corporate Affairs of Monsanto Company (retired January 2014)
	●	Principal of Alta Grow Consulting LLC
Gerald A. Steiner Age: 58 Director since 2013	●	Former Chair of the Food and Agriculture Section of the Biotechnology Industry Organization
	●	Chairman of The Keystone Center and director since 2004
●
Founder and board member of the Global Harvest Initiative, a public-private initiative whose mission is to sustainably double agricultural production by 2050 and co-founder of Field to Market, an agricultural sustainability organization

Skills that align with our strategy:
●
Financial expertise, business strategy analysis, chemical industry experience and investor perspective from her service on the board of The Lubrizol Corporation (specialty chemicals producer) and her experience as a portfolio manager and Chemicals industry analyst at Wellington Management LLC, an investment management firm

	●	Experienced in risk oversight, executive compensation and corporate governance matters

Experience:
Harriett Tee Taggart Age: 70 Director since 2007	●
Consultant, formerly served as a Partner of Wellington Management LLC, an investment management firm; previously as global sector equity portfolio manager and global industry analyst for the chemicals and related industries

●
Other directorships: The Hanover Insurance Group, Inc. (property and casualty insurance company) since February 2009; and a trustee of the Eaton Vance Mutual Fund Complex (a fund complex comprised of 176 funds) since September 2011

Skills that align with our strategy:
	●	Prior service on the board of Rockwood
	●	Expertise in international political, economic and commercial affairs

Experience:
	●	U.S. Ambassador to Chile from September 2010 until retirement in August 2013
	●	U.S. Ambassador to the United Nations (2005-2010)
●
33 years of service in the U.S. Department of State, including service in Algeria, Morocco, Chile, Cyprus, the U.S. Mission to the European Union in Brussels, and as Deputy Chief of Mission and Charge d’Affaires in France

Ambassador (Ret.) Alejandro Wolff Age: 62 Director since 2015	●	Former Managing Director of Gryphon Partners LLC (a global advisory firm focused on frontier markets) from 2014 - 2016
	●	Other directorships:Versum Materials, Inc. (an electronic materials company), since 2016; JetSMART Airlines, SoA (a private airline in South America) since 2017

Election of each Director requires the affirmative vote of a majority of the votes cast by the holders of shares represented at the Annual Meeting and entitled to vote (which means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” a director). In uncontested elections, any Director who does not receive a majority of the votes cast must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE FOREGOING NOMINEES.

AUDIT & FINANCE COMMITTEE REPORT
The Audit & Finance Committee of the Board of Directors is composed of five independent Directors and operates under a written charter adopted by the Board of Directors. The Audit & Finance Committee approves the selection of our independent registered public accounting firm.
Management is responsible for our disclosure controls, internal controls and the financial reporting process, and for assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit & Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit & Finance Committee has met privately with management, the internal auditors and PwC, our independent registered public accounting firm, all of whom have unrestricted access to the Audit & Finance Committee. In addition, the Committee approves the appointment of the Company's independent registered public accounting firm.
The Audit & Finance Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.
The Audit & Finance Committee also has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit & Finance Committee concerning independence, and has discussed with PwC that firm’s independence from the Company.
The Audit & Finance Committee has reviewed and discussed the consolidated financial statements with management and PwC. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and the report of PwC to the Audit & Finance Committee, the Audit & Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in the 2018 Annual Report.
The Audit & Finance Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our Quarterly Reports on Forms 10-Q.
THE AUDIT & FINANCE COMMITTEE

William H. Hernandez, Chair
Mary Lauren Brlas
Douglas L. Maine
James J. O’Brien
Dean L. Seavers
March 26, 2019

Audit & Finance Committee Pre-Approval Policy
The Audit & Finance Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our CFO has primary responsibility to the Audit & Finance Committee for administration and enforcement of this policy and for reporting noncompliance. Under the policy, the CFO is responsible for presenting to the Audit & Finance Committee an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit & Finance Committee approves require no further Committee approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit & Finance Committee. The preapproval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (i) all such services are less than 5% of fees paid to the independent registered public accounting firm for the fiscal year and (ii) the services are approved by the Audit & Finance Committee prior to completion of the audit.
Fees Billed by PwC
The Audit & Finance Committee reviews the fees charged by our independent registered public accounting firm. During the fiscal years ended December 31, 2018 and December 31, 2017, PwC billed us the approximate fees set forth below in connection with services rendered by that firm to us.

	2018	2017
Audit Fees	$6,196,241	$5,999,679
Audit-Related Fees	$1,005,000	$310,000
Tax Fees	$—	$—
All Other Fees	$5,900	$5,900
Total Fees	$7,207,141	$6,315,579

Audit Fees
Audit fees include professional services rendered by PwC for the audit of our annual financial statements, including its assessment of our internal control over financial reporting, and the reviews of the financial statements included in our Quarterly Reports on Forms 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, implementation of new financial and accounting reporting standards and consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees
Audit-related fees include reviews of our employee benefit plans, due diligence related to mergers and acquisitions, audits in connection with acquisitions and divestitures, consultation on certain financial accounting and reporting standards and other miscellaneous audit-related fees. For the fiscal years ended December 31, 2018 and December 31, 2017, amounts billed to us were primarily related to employee benefit plan audits, leasing and consultation on other audit-related items.

Tax Fees
Tax fees for the fiscal years ended December 31, 2018 and 2017 primarily related to tax compliance work.
All Other Fees
All other fees consist of a licensing fee for software that provides access to authoritative guidance dealing with financial reporting rules and regulations as well as other non-audit related service fees.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Finance Committee of the Board of Directors has appointed PwC as the Company’s independent registered public accounting firm for fiscal year 2019. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit & Finance Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The submission of this matter for ratification by shareholders is not required by current law, rules or regulations; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit & Finance Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit & Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they so desire, and will be available to respond to appropriate questions.
Approval of this proposal requires that the votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Q1:    Why am I being asked to review this document?

A:
The accompanying proxy is solicited on behalf of the Board of Directors of Albemarle. We are providing these proxy materials to you in connection with the Annual Meeting. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the matters described in this Proxy Statement.

Q2:    Who is entitled to vote?

A:
You may vote all shares of our Common Stock that you owned at the close of business on Friday, March 8, 2019, the record date (“Record Date”). On the Record Date, the Company had 105,885,909 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock you held on the Record Date is entitled to one vote.

Q3:    What is a proxy?

A:
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy. Mr. Luther C. Kissam IV and Ms. Karen G. Narwold have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted by the proxy holders in accordance with the instructions provided.

Q4:    What is a voting instruction form?

A:
If you hold your shares of Common Stock in “street name,” you are a beneficial owner of those shares and should receive a “voting instruction form” from your bank, broker or its nominee who is the record holder of those shares. The voting instruction form provides information on how you may instruct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

Q5:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the SEC, we may furnish proxy materials (including this Proxy Statement and our Annual Report) to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, instructs you as to how you may access and review proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q6:    How can I access the proxy materials over the Internet?
A:    The Notice, proxy card or voting instruction form contain instructions on how to:

•	View our proxy materials for the Meeting on the Internet and vote your shares; and

•	Instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.
Q7:    What proposals will be voted on at the Annual Meeting?

A:
There are three proposals to be considered and voted on at the Annual Meeting. Please see the information included in the Proxy Statement relating to these proposals. The proposals to be voted on are as follows:

1.	To approve the non-binding advisory resolution approving the compensation of our named executive officers;

2.
To elect each of the eleven nominees named in this Proxy Statement to the Board of Directors of the Company, to serve a one-year term expiring at the earlier of the 2020 annual meeting of shareholders or upon his or her successor being elected and qualified; and

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
We will also consider other business that properly comes before the Annual Meeting in accordance with Virginia law and our Bylaws.
Q8:    How many shares must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be conducted, a majority of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee (“broker shares”) pursuant to a signed proxy or voting instruction form that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q9:	What vote is needed to approve the non-binding resolution approving the compensation of our named executive officers?

A:
The approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results on this resolution and take them into consideration when making future decisions regarding executive compensation.

Q10:    What vote is needed to elect Directors?

A:
The election of each nominee for Director requires that the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the shareholders if, as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the shareholders of the Company, the number of nominees for director exceeds the number of directors to be elected (a contested election). If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. In uncontested elections, any Director who does not receive a majority of the votes cast, which means that the number of shares voted “FOR” a Director must exceed the number of shares voted “AGAINST” a Director, must tender his or her resignation to the Board of Directors. The Nominating &

Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.
Q11:    What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?

A:	The ratification of the appointment of PricewaterhouseCoopers LLP requires that the number of votes cast in favor of, exceeds the number of votes cast in opposition to, the ratification.
Q12:    What are the voting recommendations of the Board of Directors?

A:
The Board of Directors recommends that shareholders vote “FOR” approval of the non-binding advisory resolution approving the compensation of our named executive officers, “FOR” all proposed Director nominees and “FOR” the ratification of the appointment of PwC.

Q13:      How do I vote?

A:
If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a shareholder of record with respect to those shares. If you are a shareholder of record, you may vote your shares using any of the following proxy voting alternatives:

•	By Internet at http://www.ProxyVote.com. Use the Internet to transmit your proxy instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on Monday, May 6, 2019.

•	By Telephone by dialing 1.800.690.6903. Use any touch tone telephone to transmit your proxy instructions up until 11:59 p.m., Eastern Time, on Monday, May 6, 2019.

•	By Mail by completing, signing, dating and returning the enclosed proxy in the postage-paid envelope provided.

•	In Person at the Meeting.
Please carefully consider all of the proxy materials before voting your shares as they contain important information necessary to make an informed decision. Whether or not you plan to attend the Meeting, vote by one of the above methods so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Meeting.
If you hold your shares in “street name” through a bank, broker or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares. If you are a beneficial owner of shares, you should receive a “voting instruction form” from your bank, broker or its nominee that holds those shares. The voting instruction form provides information on how you may instruct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.
If you attend the Meeting, you may also submit your vote in person, and any votes that you previously submitted – whether via the Internet, telephone or mail – will be superseded by the vote you cast at the Meeting. If your proxy is properly completed and submitted, whether by the Internet, telephone or mail, and if you do not revoke it prior to the Meeting, your shares will be voted at the Meeting in accordance with the voting instructions that you provide on your proxy card or, if none are provided, then as recommended by our Board of Directors and as set forth in this Proxy Statement. To vote at the Meeting, shareholders that hold shares in “street name” will need to contact the bank, broker or other nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting.

Q14:	How will my shares be voted if I sign, date and return my proxy or voting instruction form, but do not provide complete voting instructions with respect to each proposal?

A:
Shareholders should specify their choice for each matter on the proxy they submit whether by Internet, telephone, mail or voting instruction form. If no specific instructions are given, it is intended that signed and returned proxies will be voted “FOR” the approval of the non-binding advisory resolution approving the compensation of our named executive officers, “FOR” the election of all Director nominees, and “FOR” the ratification of the appointment of PwC, and, in the discretion of the proxy holders, on any other business proposal which may properly come before the Meeting (the Board of Directors does not presently know of any other such business), with the following two exceptions:

•
Shares of Common Stock held in our Albemarle Corporation Savings Plan (the “Savings Plan”) for which no direction is provided on a properly executed, returned and unrevoked voting instruction form will be voted proportionately in the same manner as those shares held in our Savings Plan for which timely and valid voting instructions are received with respect to such proposals; and

•
Shares of Common Stock held in our Savings Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in our Savings Plan for which timely and valid voting instructions are received.

Q15:	How will my shares be voted if I do not return my proxy or my voting instruction form?

A:
It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with EQ Shareowner Services, our transfer agent, your shares will only be voted if EQ Shareowner Services receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement (which is explained under “Questions and Answers about this Proxy Statement and the Meeting,” “How many shares must be present to hold the Meeting?” on page 71), unless you attend the Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in “street name,” which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Meeting. Under the rules of the NYSE, your broker may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the ratification of the appointment of PwC as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in “street name” with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment of PwC as our independent registered public accounting firm.
The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” Your bank, broker or other nominee may not vote your shares with respect to the election of the Director nominees or the other matters to be considered at the 2019 Annual Meeting (except for the ratification of the appointment of PwC, which is considered routine) in the absence of your specific instructions as to how to vote with respect to each of these matters because, under the rules of the NYSE, these matters are not considered “routine.”

Q16:	How are abstentions and broker non-votes counted?

A:
Broker non-votes and, with respect to the election of Directors, withheld votes, will not be included in the vote totals for the election of Directors or the amendment and restatement of our Amended and Restated Articles of Incorporation. Broker non-votes have no effect on the other proposals, other than the ratification of the appointment of PwC. Abstentions will have no effect on any proposals.

Q17:	What happens if additional matters are presented at the Meeting?

A:
Other than the items of business described in this Proxy Statement, we are unaware of any other business to be acted upon at the Meeting. If you grant a proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting in accordance with Virginia law and our Bylaws.

Q18:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by:

•	Delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed at the top of this Proxy Statement; or

•	Appearing at the Meeting and voting in person.
If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy, you should retain a copy of the voter control number found on the proxy in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Meeting will not by itself revoke a proxy.
If you are a shareholder whose stock is held in “street name” with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke any voting instructions that you have previously provided on such voting instruction form.

Q19:	Where can I find the results of the Meeting?

A:
We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days after the Meeting.

Q20:	Who pays for the solicitation of proxies?

A:
We will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Alliance Advisors, LLC (“Alliance”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Alliance approximately $7,500 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters and will indemnify Alliance against any losses arising out of Alliance’s proxy soliciting services on our behalf.

Q21:	How do I communicate with the Board of Directors?

A:
Shareholders and other interested persons may communicate with the full Board of Directors, a specified Committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, Attention: Chair of the Nominating & Governance Committee or by electronic mail at governance@albemarle.com.  The Chair of the Nominating & Governance Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chair of the Nominating & Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board of Directors, (ii) one or more Committee members, (iii) one or more Board members and/or (iv) other individuals or entities.

Q22:	How will the Meeting be conducted?

A:
The chairperson of the Meeting (as determined in accordance with our Bylaws) will preside over the Meeting and make any and all determinations regarding the conduct of the Meeting. Please note that seating is limited and will be available on a first-come, first-served basis. Cameras, recording devices and other electronic devices are not permitted at the Meeting. No items will be allowed into the Meeting that might pose a concern for the safety of those attending. Additionally, to attend the Meeting you will need to bring identification and proof sufficient to us that you were a shareholder of record as of the Record Date or that you are a duly authorized representative of a shareholder of record as of the Record Date.

SHAREHOLDER PROPOSALS
Under applicable regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2020 annual meeting of shareholders must present such proposal to our Secretary at our principal office at Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, not later than 120 calendar days before March 26, 2020 (unless the date of the 2020 annual meeting of shareholders is changed by more than 30 days from the one year anniversary date of the 2020 annual meeting of shareholders, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials), in order for the proposal to be considered for inclusion in our 2020 Proxy Statement. We anticipate holding the 2020 annual meeting of shareholders on Tuesday, May 5, 2020.
Our Bylaws provide that for a nomination or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for shareholder action.
To be timely, a shareholder’s notice relating to matters other than proposals for the Company to include in its proxy statement one or more directors nominated by a shareholder shall be delivered to the

Secretary at the principal executive offices of the Company no later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting does not commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above.
A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders.
To be in proper form, a shareholder’s notice to the Secretary must set forth, as to the shareholder giving the notice, the information required pursuant to our Bylaws. The Company may also require shareholders to furnish additional information. The requirements found in our Bylaws are separate from, and in addition to, the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.
CERTAIN MATTERS RELATING TO PROXY MATERIALS
AND ANNUAL REPORTS
Notice and Access
We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact associated with the printing and delivery of materials. If you want more information, please see “Questions and Answers about this Proxy Statement and the Annual Meeting” starting on page 70.
Electronic Access of Proxy Materials and Annual Reports
This Proxy Statement and the 2018 Annual Report are available on our Internet website at www.albemarle.com (See Investors/Financials/Annual Reports). Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Attn: Corporate Secretary, Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy, and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in “street name” should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at Investor Relations, Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209 or by telephoning 980.299.5700
“Householding” of Proxy Materials and Annual Reports for Record Owners
The SEC rules permit us, with your permission, to deliver a single copy of the Notice and, if applicable, the proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to be able to access and receive separate proxy cards. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses.
Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy included with the Notice and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Investor Relations department as described above.
Separate Copies for Beneficial Owners
Institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single copy of the Notice and, if applicable, the proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of the Notice (and, if applicable, this Proxy Statement or the 2018 Annual Report) by contacting our Investor Relations department as described above. Beneficial owners with the same address who receive more than one copy of the Notice (or, as applicable, of the Proxy Statement and the 2018 Annual Report) may request delivery of a single copy of the Notice (or, as applicable, the Proxy Statement and the 2018 Annual Report) by contacting our Investor Relations department as described above.
OTHER MATTERS
The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
By Order of the Board of Directors

Karen G. Narwold, Secretary

March 26, 2019
***********

Important Notice Regarding the Internet Availability of Proxy Materials for the Meeting to Be Held on Tuesday, May 7, 2019.
This Proxy Statement and our Annual Report on Form 10-K (the “2018 Annual Report”) are both available free of charge at our website at www.albemarle.com (See Investors/Financials/Annual Reports). The 2018 Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein. Upon request, we will provide shareholders with paper copies of this Proxy Statement and the 2018 Annual Report, without charge. Requests should be directed to our Investor Relations department as described below:
Albemarle Corporation
4250 Congress Street
Suite 900
Charlotte, NC  28209
Attention: Investor Relations

We make available free of charge through our Internet website www.albemarle.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”). The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

ALBEMARLE

ALBEMARLE CORPORATION
4250 CONGRESS STREET
CHARLOTTE, NORTH CAROLINA 28209

Vote 24 hours a day, 7 days a week!

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2019. Have your proxy card in hand when you access the web site and follow instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it, in the postage-paid envelope we have provided or return it to Albemarle Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Ballots must be received by May 6, 2019 in order for your vote to be counted.

If you vote by telephone or Internet, please do not send your proxy by mail.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE
Albemarle Corporation (the "Company") provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company's printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of annual reports and proxy solicitation materials. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the box located on the attached card below if voting by mail or respond to the prompts if voting by telephone or the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E57120-P17791

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALBEMARLE CORPORATION

The Board of Directors recommends you vote FOR proposals 1 and 3 and FOR each of the eleven nominees in proposal 2:

	For	Against	Abstain
1. To approve the non-binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐
2. To elect the eleven nominees named below to the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified.			
Nominees:			
2a. Mary Lauren Brlas	☐	☐	☐
2b. William H. Hernandez	☐	☐	☐
2c. Luther C. Kissam IV	☐	☐	☐
2d. Douglas L. Maine	☐	☐	☐
2e. J. Kent Masters	☐	☐	☐
2f. James J. O'Brien	☐	☐	☐
2g. Diarmuid B. O'Connell	☐	☐	☐
2h. Dean L. Seavers	☐	☐	☐
2i. Gerald A. Steiner	☐	☐	☐
2j. Harriett Tee Taggart	☐	☐	☐
2k. Amb. Alejandro Wolff	☐	☐	☐

	For	Against	Abstain
3. To ratify the appointment of PricewaterhouseCoopers LLP as Albemarle's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

NOTE: I also authorize my proxies to vote FOR such other business as may properly come before the meeting or any adjournment thereof.

For address changes, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Please indicate if you wish to access annual reports and proxy solicitation materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title below.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Albemarle Corporation's Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E57121-P17791

Albemarle Corporation
Proxy for Annual Meeting of Shareholders to be held on Tuesday, May 7, 2019

The undersigned hereby appoints Luther C. Kissam IV and Karen G. Narwold, or either of them, with full power of substitution in each case, as proxies to vote all shares of the undersigned in Albemarle Corporation at the Annual Meeting of Shareholders to be held May 7, 2019, and at any and all adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 1 and 3, and in the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.**

Address Changes: ____

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side